                                                                     Exhibit 2.2





                          AGREEMENT AND PLAN OF MERGER

                           dated as of March 16, 1999

                                  by and among

                              WACCAMAW CORPORATION,

                            HOMEPLACE HOLDINGS, INC.,

                                       and

                           HOMEPLACE OF AMERICA, INC.

                                TABLE OF CONTENTS


         This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                                                 Page
                                                                                                  No.
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

ARTICLE I THE MERGER..............................................................................2
         1.01         The Merger..................................................................2
         1.02         The Closing.................................................................3
         1.03         Effective Time..............................................................3
         1.04         Certificate of Incorporation and Bylaws of the Surviving Corporation........3
         1.05         Directors and Officers of the Surviving Corporation.........................3
         1.06         Effects of the Merger.......................................................4
         1.07         Further Assurances..........................................................4


ARTICLE II CONVERSION OF SHARES...................................................................4
         2.01         Conversion of Capital Stock.................................................4
         2.02         Closing of Waccamaw Transfer Books..........................................5
         2.03         Exchange of Certificates....................................................5
         2.04         No Fractional Shares........................................................5


ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE HOMEPLACE
                      COMPANIES...................................................................6
         3.01         Corporate Existence.........................................................6
         3.02         Authority...................................................................6
         3.03         Capital Stock...............................................................7
         3.04         No Conflicts................................................................8
         3.05         Governmental Approvals and Filings..........................................8
         3.06         Books and Records...........................................................9
         3.07         Financial Statements and Condition..........................................9
         3.08         Taxes......................................................................10
         3.09         Legal Proceedings..........................................................12
         3.10         Compliance With Laws and Orders............................................13
         3.11         Benefit Plans; ERISA.......................................................13
         3.12         Real Property..............................................................15
         3.13         Tangible Personal Property.................................................16
         3.14         Intellectual Property Rights...............................................16
         3.15         Contracts..................................................................17

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

         3.16         Licenses...................................................................18
         3.17         Insurance..................................................................19
         3.18         Affiliate Transactions.....................................................19
         3.19         Labor Relations............................................................19
         3.20         Environmental Matters......................................................20
         3.21         Brokers....................................................................20


ARTICLE IV REPRESENTATIONS AND WARRANTIES OF WACCAMAW............................................21
         4.01         Corporate Existence........................................................21
         4.02         Authority..................................................................21
         4.03         Capital Stock..............................................................22
         4.04         No Conflicts...............................................................22
         4.05         Governmental Approvals and Filings.........................................23
         4.06         Books and Records..........................................................23
         4.07         Financial Statements and Condition.........................................24
         4.08         Taxes......................................................................24
         4.09         Legal Proceedings..........................................................26
         4.10         Compliance With Laws and Orders............................................27
         4.11         Benefit Plans; ERISA.......................................................27
         4.12         Real Property..............................................................30
         4.13         Tangible Personal Property.................................................31
         4.14         Intellectual Property Rights...............................................31
         4.15         Contracts..................................................................31
         4.16         Licenses...................................................................33
         4.17         Insurance..................................................................33
         4.18         Affiliate Transactions.....................................................34
         4.19         Labor Relations............................................................34
         4.20         Environmental Matters......................................................34
         4.21         Former Affiliate Liabilities...............................................35
         4.22         Brokers....................................................................35


ARTICLE V COVENANTS OF OLD HOMEPLACE.............................................................35
         5.01         Regulatory and Other Approvals.............................................36
         5.02         HSR Filings................................................................36
         5.03         Investigation by Waccamaw..................................................36
         5.04         No Solicitations...........................................................36
         5.05         Conduct of Business........................................................37
         5.06         Financial Statements and Reports...........................................37
         5.07         Certain Restrictions.......................................................38
         5.08         Affiliate Transactions.....................................................39
         5.09         Bankruptcy Court Approvals.................................................39
         5.10         Reincorporation Merger.....................................................41
         5.11         Conveyance Taxes...........................................................41

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

         5.12         Filing of Plan.............................................................41
         5.13         Fulfillment of Conditions..................................................41


ARTICLE VI COVENANTS OF WACCAMAW.................................................................42
         6.01         Regulatory and Other Approvals.............................................42
         6.02         HSR Filings................................................................42
         6.03         Investigation by Old HomePlace.............................................42
         6.04         No Solicitations...........................................................43
         6.05         Conduct of Business........................................................43
         6.06         Financial Statements and Reports...........................................43
         6.07         Certain Restrictions.......................................................44
         6.08         Affiliate Transactions.....................................................45
         6.09         Bankruptcy Court Approvals.................................................45
         6.10         Waccamaw Option Plan.......................................................46
         6.11         Fulfillment of Conditions..................................................46


ARTICLE VII CONDITIONS TO OBLIGATIONS OF WACCAMAW................................................46
         7.01         Representations and Warranties.............................................46
         7.02         Performance................................................................47
         7.03         Officer's Certificates.....................................................47
         7.04         Orders and Laws............................................................47
         7.05         Regulatory Consents and Approvals..........................................47
         7.06         Confirmation Order.........................................................47
         7.07         Third Party Consents.......................................................47
         7.08         Waccamaw Stockholder Approval..............................................47
         7.09         Reincorporation Merger.....................................................48
         7.10         Material Adverse Effect....................................................48


ARTICLE VIII CONDITIONS TO OBLIGATIONS OF THE HOMEPLACE COMPANIES................................48
         8.01         Representations and Warranties.............................................48
         8.02         Performance................................................................48
         8.03         Officer's Certificates.....................................................48
         8.04         Orders and Laws............................................................49
         8.05         Regulatory Consents and Approvals..........................................49
         8.06         Confirmation Order.........................................................49
         8.07         Third Party Consents.......................................................49
         8.08         Waccamaw Stockholder Approval..............................................49
         8.09         Subscription Agreement.....................................................49
         8.10         Material Adverse Effect....................................................49

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

ARTICLE IX ADDITIONAL AGREEMENTS.................................................................50
         9.01         Employee Benefits..........................................................50
         9.02         Rollover of Severance Plan.................................................51
         9.03         WARN Act...................................................................51
         9.04         Pollock Severance Payment..................................................51
         9.05         Waccamaw Stock Plan........................................................52


ARTICLE X TERMINATION ...........................................................................52
         10.01        Termination................................................................52
         10.02        Effect of Termination......................................................54
         10.03        Termination Fee............................................................54


ARTICLE XI DEFINITIONS...........................................................................55
         11.01        Definitions................................................................55


ARTICLE XII MISCELLANEOUS........................................................................65
         12.01        Non-Survival of Representations, Warranties, Covenants and Agreements......65
         12.02        Notices....................................................................65
         12.03        Entire Agreement...........................................................66
         12.04        Expenses...................................................................66
         12.05        Public Announcements.......................................................66
         12.06        Confidentiality............................................................66
         12.07        Solicitation Materials.....................................................67
         12.08        Waiver.....................................................................67
         12.09        Amendment..................................................................67
         12.10        No Third Party Beneficiary.................................................67
         12.11        No Assignment; Binding Effect..............................................67
         12.12        Headings...................................................................68
         12.13        Retention of Bankruptcy Court Jurisdiction.................................68
         12.14        Governing Law..............................................................68
         12.15        Plan Termination, Etc......................................................68
         12.16        Invalid Provisions.........................................................68
         12.17        Counterparts...............................................................69

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                                    EXHIBITS

EXHIBIT A      AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE SURVIVING
               COMPANY
EXHIBIT B      AMENDED AND RESTATED BYLAWS OF THE SURVIVING CORPORATION
EXHIBIT C      JOINT PLAN OF REORGANIZATION
EXHIBIT D      OFFICER'S CERTIFICATE OF NEW HOMEPLACE
EXHIBIT E      SECRETARY'S CERTIFICATE OF NEW HOMEPLACE
EXHIBIT F      OFFICER'S CERTIFICATE OF WACCAMAW
EXHIBIT G      SECRETARY'S CERTIFICATE OF WACCAMAW
EXHIBIT H      SUBSCRIPTION AGREEMENT
EXHIBIT I-1    DESCRIPTION OF SEVERANCE BENEFITS
EXHIBIT I-2    DESCRIPTION OF OUTPLACEMENT SERVICES

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of March 16, 1999 (this "Agreement"), by and among HomePlace Holdings, Inc., a Nevada corporation ("Old HomePlace"), HomePlace of America, Inc., a Delaware corporation and wholly-owned subsidiary of Old HomePlace ("New HomePlace", and together with Old HomePlace, the "HomePlace Companies"), and Waccamaw Corporation, a South Carolina corporation ("Waccamaw").

                              W I T N E S S E T H:

                  WHEREAS, Old HomePlace and its Subsidiaries (excluding New HomePlace) (the "Debtors") are debtors and debtors in possession under chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101, et seq. (the "Bankruptcy Code"), having commenced voluntary cases (No. 98-8 (PJW) (Jointly Administered) (the "Reorganization Cases") on January 5, 1998 (the "Petition Date") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

                  WHEREAS, pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code, the Debtors continue to operate their respective businesses and manage their respective properties, and are administering their respective estates created by Section 541 of the Bankruptcy Code on the Petition Date (the "Estates");

                  WHEREAS, the Boards of Directors of the HomePlace Companies have each determined that it is advisable and in the best interests of the Estates and the beneficiaries of such Estates to consummate, subject to confirmation of the Plan (as defined in Section 5.12) by the Bankruptcy Court, and have approved the business combination transactions provided for herein including, without limitation, the merger of Waccamaw with and into New HomePlace so that Waccamaw's separate corporate existence will cease and New HomePlace will be the surviving corporation (the "Merger");

                  WHEREAS, the Board of Directors of Waccamaw has determined that it is advisable and in the best interests of its stockholder to consummate, and has approved, the Merger;

                  WHEREAS, in furtherance thereof, pursuant to Section 5.12, Old HomePlace has agreed to file the Plan with the Bankruptcy Court to effect the Merger and the Reincorporation Merger (as defined below) upon the terms and subject to the conditions set forth herein and in the Reincorporation Merger Agreement (as defined in Section 11.01);

                  WHEREAS, Old HomePlace intends to: (i) transmit a disclosure statement with respect to the Plan (the "Disclosure Statement") to holders of claims and equity interests in the Reorganization Cases soliciting acceptance of the Plan, and (ii) seek entry of an order of the Bankruptcy Court (the "Confirmation Order") confirming the Plan pursuant to Section 1129 of the Bankruptcy Code (the date on which the Confirmation Order is entered is hereinafter referred to as the "Confirmation Date");

                  WHEREAS, confirmation of the Plan would, pursuant to Section 1141 of the Bankruptcy Code, require the effectuation of the transactions contemplated by, and the provisions of, this Agreement including, without limitation, the Merger;

                  WHEREAS, subject to confirmation of the Plan by the Bankruptcy Court, the Boards of Directors of the HomePlace Companies have each determined that it is advisable and in the best interest of the Estates and the beneficiaries of the Estates that the surviving corporation of the Merger be a Delaware corporation, and the Boards of Directors of the HomePlace Companies have approved the reincorporation of Old HomePlace in Delaware immediately after the Confirmation Date by causing Old HomePlace to be merged with and into New HomePlace so that Old HomePlace's separate corporate existence will cease and New HomePlace will be the surviving corporation (the "Reincorporation Merger");

                  WHEREAS, pursuant to the Plan, among other things, the following transactions will occur on the date the Plan becomes effective (the "Plan Effective Date"): (i) the creditors of New HomePlace and its Subsidiaries (formerly creditors of Old HomePlace and its Subsidiaries) will receive, in full satisfaction of their Allowed Claims, shares of common stock, par value $0.001 per share, of New HomePlace ("New HomePlace Common Stock"), and (ii) all options to purchase shares of New HomePlace capital stock (formerly options to purchase Old HomePlace capital stock) will be canceled and extinguished without payment of any consideration therefor;

                  WHEREAS, the HomePlace Companies and Waccamaw intend that the Merger shall constitute a tax-free reorganization pursuant to Section 368(a)(1) of the Tax Code.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I
                                   THE MERGER


          1.01 The Merger. Upon the terms and subject to the conditions of this Agreement and the Plan, and upon the authority granted by the Confirmation Order, at the Effective Time, Waccamaw shall be merged with and into New HomePlace in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the South Carolina Business Corporation Act (the "SCBCA"), whereupon the separate existence of Waccamaw shall cease and New HomePlace shall continue as the surviving corporation in the Merger (the "Surviving Corporation") under the corporate name it possesses immediately prior to the Effective Time. Waccamaw and New HomePlace are sometimes referred to herein as the "Constituent Corporations." As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or canceled in the manner provided in Article II.

         1.02 The Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 10.01, and subject to the satisfaction or waiver (where applicable) of the conditions set forth in Articles VII and VIII, the closing of the Merger (the "Closing") will take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, NY 10005, at 10:00 a.m., local time, on the second Business Day following satisfaction of the conditions set forth in Sections 7.05, 7.06, 8.05 and 8.06, unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date"). At the Closing, there shall be delivered to Waccamaw and New HomePlace the certificates and other documents and instruments required to be delivered under Articles VII and VIII.

          1.03 Effective Time. At the Closing, New HomePlace and Waccamaw shall file or cause to be filed a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") as provided in Section 251 of the DGCL and articles of merger (the "Articles of Merger") with the Secretary of State of the State of South Carolina (the "South Carolina Secretary of State") as provided in Section 33-11-105 of the SCBCA. The Merger shall become effective at the later of the time of the filing of the Certificate of Merger with the Delaware Secretary of State and the time of the filing of the Articles of Merger with the South Carolina Secretary of State (the date and time of such filing being referred to herein as the "Effective Time"); provided, however, that for accounting purposes the Merger will be deemed to have occurred at the close of business on the date of the Effective Time.

          1.04 Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, (i) the Certificate of Incorporation of New HomePlace as in effect immediately prior to the Effective Time shall be amended and restated in the form of Exhibit A hereto, and, as so amended and restated such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by applicable Law and such Certificate of Incorporation, and (ii) the Bylaws of New HomePlace as in effect immediately prior to the Effective Time shall be amended and restated in the form of Exhibit B hereto, and, as so amended and restated shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by applicable Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

          1.05 Directors and Officers of the Surviving Corporation.(a) Pursuant to the Plan, the initial Board of Directors of the Surviving Corporation shall consist of eleven (11) persons, six (6) of whom shall be designated by Waccamaw prior to the Effective Time as Class II Directors (the "Waccamaw Director Designees") and five (5) of whom shall be designated by the Creditor's Committee prior to the Effective Time, subject to the consent by Old HomePlace, which consent shall not be unreasonably withheld, as Class I Directors (the "HomePlace Director Designees"). One of the Waccamaw Director Designees shall be Gregory K. Johnson, the Chief Executive Officer ("CEO") of Waccamaw. Waccamaw shall determine which of the Waccamaw Director Designees shall be the CEO of the Surviving Corporation. The members of the Board of Directors of the Surviving Corporation shall serve until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

                  (b) The officers of Waccamaw immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and the Bylaws.
1.06 Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the DGCL, the SCBCA and the Plan. As of immediately preceding the Effective Time, the assets, rights, liabilities and obligations of the Surviving Corporation shall in all respects be consistent with the Plan.

          1.07 Further Assurances. Each party hereto will, either prior to or after the Effective Time, execute such further documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all Assets and Properties, privileges, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement, the Plan and the transactions contemplated hereby and thereby.


                                   ARTICLE II
                              CONVERSION OF SHARES


         2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

         (a) Conversion of Waccamaw Common Stock. (i) Each issued and outstanding share of common stock, no par value, of Waccamaw ("Waccamaw Common Stock") shall be converted into the right to receive one-half of one (.5) (the "Conversion Number") fully paid and nonassessable shares of common stock, par value $.001 per share, of the Surviving Corporation ("Common Stock").

                  (ii) if, prior to the Effective Time, New HomePlace shall pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares, any shares of New HomePlace Common Stock, the Conversion Number shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after, and the denominator of which shall be the number of such shares outstanding immediately before, the occurrence of such event, and the resulting product shall from and after the date of such event be the Conversion Number, subject to further adjustment in accordance with this sentence.

                  (iii) All shares of Waccamaw Common Stock converted in accordance with paragraph (i) of this Section 2.01(a) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Common Stock, upon the surrender of such certificate in accordance with Section 2.03.

         (b) Cancellation of Waccamaw Treasury Stock and Stock owned by Waccamaw and Subsidiaries. All shares of Waccamaw Common Stock that are owned by Waccamaw as treasury stock and shares of Waccamaw Common Stock owned by Waccamaw or any other wholly-owned Subsidiary of Waccamaw shall be canceled and retired and shall cease to exist and no stock of the Surviving Corporation or other consideration shall be delivered in exchange therefor.

          (c) Waccamaw Stock Options. Subject to the terms and conditions of the Waccamaw Stock Incentive Plan, or any successor plan thereto (the "Waccamaw Option Plan"), and the stock option agreements executed pursuant thereto, the Waccamaw Option Plan and each option to purchase Waccamaw Common Stock granted thereunder that is outstanding at the Effective Time shall be assumed by the Surviving Corporation and continued in accordance with their respective terms and each such option shall become a right to purchase a number of shares of Common Stock, as more fully described in Section 9.05.

         (d) New HomePlace Common Stock. Each issued and outstanding share of New HomePlace Common Stock shall remain issued and outstanding.

         2.02 Closing of Waccamaw Transfer Books. At the Effective Time, the stock transfer books of Waccamaw shall be closed with respect to shares of Waccamaw Common Stock outstanding immediately prior to the Effective Time and no transfer of such shares of Waccamaw Common Stock shall thereafter be made on such stock transfer books. If, on or after the Effective Time, valid certificates representing any such shares of Waccamaw Common Stock are presented to the Surviving Corporation, they shall be exchanged as provided in Section 2.01.

         2.03 Exchange of Certificates. At the Effective Time, upon delivery by the holder of a certificate or certificates representing such holder's shares of Waccamaw Common Stock, each holder of shares of Waccamaw Common Stock shall be entitled to receive a certificate representing the aggregate number of shares of Common Stock to which such stockholder is entitled as a holder of Waccamaw Common Stock immediately prior to the Effective Time.

         2.04 No Fractional Shares. No scrip or fractional share certificates of Common Stock shall be issued as a result of the Merger, but in lieu of each fractional interest the Surviving Corporation shall issue one full share of Common Stock for each fractional share equal to one-half or more of one share, and each fractional share equal to less than one-half of one share shall be eliminated.

                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF THE HOMEPLACE COMPANIES

                  The HomePlace Companies hereby represent and warrant to Waccamaw as follows:

         3.01 Corporate Existence. Each of Old HomePlace and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties and to carry on its business as now conducted, except for such failures to be so incorporated, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect on Old HomePlace and its Subsidiaries. Each of Old HomePlace and its Subsidiaries is qualified, or licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing (i) result from the commencement or continuance of the Reorganization Cases or (ii) are not having and could not reasonably be expected, when taken together with all other such failures, to have a Material Adverse Effect on Old HomePlace and its Subsidiaries. New HomePlace was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and the Reincorporation Merger, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Section 3.01 of the HomePlace Disclosure Schedule sets forth (i) the name and jurisdiction of incorporation of each Subsidiary of Old HomePlace, (ii) its authorized capital stock, (iii) the number of issued and outstanding shares of capital stock and (iv) the owners of such shares as reflected on Old HomePlace's books of transfer as of February 28, 1999. Except for interests in the Subsidiaries of Old HomePlace and as disclosed in Section
3.01 of the HomePlace Disclosure Schedule, Old HomePlace does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity. Old HomePlace has prior to the execution of this Agreement delivered to Waccamaw true and complete copies of the certificates or articles of incorporation and by-laws of Old HomePlace and its Subsidiaries and as in effect on the date hereof.

          3.02 Authority. Subject to the entry and provisions of the Confirmation Order, each of the HomePlace Companies has the requisite corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of the HomePlace Companies of this Agreement and the Operative Agreements to which it is a party and the performance by each of the HomePlace Companies of its obligations hereunder and thereunder, have been duly and validly authorized by the Boards of Directors of the HomePlace Companies and, subject to the entry and provisions of the Confirmation Order, no other corporate action on the part of either HomePlace Company is necessary. Subject to the entry and provisions of the Confirmation Order (or with respect to Article X, following entry of an Order of the Bankruptcy Court to the effect that Article X is binding on Old HomePlace), this Agreement has been duly and validly executed and delivered by each of the HomePlace Companies and constitutes, and upon the execution and delivery by New HomePlace of the Operative Agreements to which it is a party, such Operative Agreements will constitute legal, valid and binding obligations of each of the HomePlace Companies, enforceable against the HomePlace Companies in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

          3.03 Capital Stock. (a) As of the date hereof, the authorized capital stock of Old HomePlace consists solely of 920,000 shares of Old HomePlace Class A Common Stock, 154,200 shares of Old HomePlace Class B Common Stock, 154,200 shares of Old HomePlace Class C Common Stock, 143,600 shares of Old HomePlace Class D Common Stock, 320,000 shares of Old HomePlace Series A Preferred Stock, 600,000 shares of Old HomePlace Class 1 Serial Preferred Stock, and 100,000 shares of Old HomePlace Class 2 Serial Preferred Stock. As of the date hereof, no shares of Old HomePlace Class A Common Stock, 154,200 shares of Old HomePlace Class B Common Stock, 154,200 shares of Old HomePlace Class C Common Stock, 12,537.5 shares of Old HomePlace Class D Common Stock, 320,000 shares of Old HomePlace Series A Preferred Stock, 106,667.67 shares of Old HomePlace Class 1 Serial Preferred Stock, and 188,680 shares of Old HomePlace Class 2 Serial Preferred Stock were issued and outstanding, no shares were held in the treasury of Old HomePlace, 422,662.5 shares of Old HomePlace Class D Common Stock were reserved for issuance upon the exercise of stock options granted under the Old HomePlace employee stock option plans described in Section 3.11(a) of the HomePlace Disclosure Schedule, and 615,347.67 shares of HomePlace Class A Common Stock were reserved for issuance upon conversion of the Old HomePlace Preferred Stock. Immediately prior to the conversion of Waccamaw Common Stock pursuant to
Section 2.01(a) and after giving effect to the acquisition of New HomePlace Common Stock pursuant to the Subscription Agreement, fifteen (15) million shares of New HomePlace Common Stock will be issued and outstanding. All of the issued and outstanding shares of Old HomePlace Common Stock and Old HomePlace Preferred Stock are, and all shares of Old HomePlace Common Stock reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and except as set forth in Section 3.03 of the HomePlace Disclosure Schedule, there are no outstanding Options, obligating Old HomePlace or any of its Subsidiaries to issue or sell any shares of capital stock of Old HomePlace or to grant, extend or enter into any Option with respect thereto.

                  (b) Except as disclosed in Section 3.03 of the HomePlace Disclosure Schedule, all of the outstanding shares of capital stock of each Subsidiary of Old HomePlace are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Old HomePlace or a Subsidiary wholly owned, directly or indirectly, by Old HomePlace, free and clear of any Liens. Except as disclosed in Section 3.03 of the

HomePlace Disclosure Schedule, there are no (i) outstanding Options obligating Old HomePlace or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of Old HomePlace or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Old HomePlace or a Subsidiary wholly owned, directly or indirectly, by Old HomePlace with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of Old HomePlace.

          3.04 No Conflicts. Subject to application of Sections 365(f)(1) and 1123(b)(2) of the Bankruptcy Code, and except for Claims that will be discharged pursuant to the Confirmation Order, the execution and delivery by Old HomePlace of this Agreement does not, and the execution and delivery by Old HomePlace of the Operative Agreements to which it is a party, the performance by Old HomePlace of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of Old HomePlace or any of its Subsidiaries;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 3.05 of the HomePlace Disclosure Schedule, result in a violation or breach of any term or provision of any Law or Order applicable to Old HomePlace or any of its Subsidiaries or any of their respective Assets and Properties, other than such violations or breaches as would occur solely as a result of the identity or the legal or regulatory status of Waccamaw or any of its Affiliates; or

                  (c) except as disclosed in Section 3.04 of the HomePlace Disclosure Schedule or as could not, individually or in the aggregate, reasonably be expected to adversely affect the ability of Old HomePlace to consummate the transactions contemplated hereby or by any such Operative Agreements or to perform its obligations hereunder or thereunder, (i) result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Old HomePlace or any of its Subsidiaries to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon Old HomePlace or any of its Subsidiaries or any of their respective Assets and Properties under, any Contract or License to which Old HomePlace or any of its Subsidiaries is a party or by which any of their respective Assets and Properties is bound.

          3.05 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority is required to be obtained by Old HomePlace or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement, or any of the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby, except (i) for consents, approvals or actions of, and filings with or notice to the Bankruptcy Court,
(ii) for the filing of a premerger notification report by Old HomePlace under the HSR Act and the expiration or earlier termination of the applicable waiting period thereunder, (iii) for the filing of the Certificate of Merger with the Delaware Secretary of State pursuant to the DGCL and the Articles of Merger with the South Carolina Secretary of State pursuant to the SCBCA and other appropriate documents relating to the Merger with the relevant authorities of other states in which the Constituent Corporations are qualified to do business,
(iv) as disclosed in Section 3.05 of the HomePlace Disclosure Schedule, (v) those consents, approvals, actions or filings as would be required solely as a result of the identity or the legal or regulatory status of Waccamaw or any of its Affiliates, and (vi) where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice could not reasonably be expected to adversely affect Old HomePlace or New HomePlace in any material respect or the ability of Old HomePlace or New HomePlace to consummate the transactions contemplated by this Agreement or any of such Operative Agreements or to perform their obligations hereunder or thereunder.

          3.06 Books and Records. The minute books and other similar records of Old HomePlace and its Subsidiaries as made available to Waccamaw prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and of all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of Old HomePlace and its Subsidiaries. The stock transfer ledgers and other similar records of Old HomePlace and its Subsidiaries as made available to Waccamaw accurately reflect all record transfers in the capital stock of Old HomePlace and its Subsidiaries.

         3.07 Financial Statements and Condition. (a) Prior to the execution of this Agreement, Old HomePlace has delivered to Waccamaw true and complete copies of the following financial statements:

                  (i) the audited balance sheets of Old HomePlace and its consolidated subsidiaries as of February 28, 1998 and March 1, 1997 and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by Arthur Andersen LLP, and all letters from such accountants with respect to the results of such audits; and

                  (ii) the unaudited balance sheets of Old HomePlace and its consolidated subsidiaries as of May 31, 1998, August 31, 1998 and November 30, 1998 and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the portion of the fiscal year then ended.

Except as set forth in the notes thereto and as disclosed in Section 3.07(a) of the HomePlace Disclosure Schedule and except for Claims that will be discharged pursuant to the Plan or the Confirmation Order, all such financial statements were prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of Old HomePlace and its consolidated subsidiaries as of the respective dates thereof and for the respective periods covered thereby. Except for those Subsidiaries listed in
Section 3.07(a) of the HomePlace Disclosure Schedule, the financial condition and results of operations of each Subsidiary are, and for all periods referred to in this Section 3.07 have been, consolidated with those of Old HomePlace.

                  (b) Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date and as disclosed in Section 3.07(b) of the HomePlace Disclosure Schedule, since the HomePlace Unaudited Financial Statement Date subject to the limitations imposed on Old HomePlace and its Subsidiaries by the Bankruptcy Court, the Bankruptcy Code and the Plan, the business of Old HomePlace and its Subsidiaries has been operated in all materia respects in the ordinary course consistent with past practice and there has not been any material adverse change in the Business or Condition of Old HomePlace, other than those occurring as a result of general economic or financial conditions or other developments which are not unique to Old HomePlace and its Subsidiaries but also affect other Persons who participate or are engaged in the lines of business in which Old HomePlace and its Subsidiaries participate or are engaged.

         3.08 Taxes. (a) Tax Return Filings. Except as set forth in Section 3.08(a) of the HomePlace Disclosure Schedule, Old HomePlace and its Subsidiaries have filed all Tax Returns (or such Tax Returns have been filed on behalf of Old HomePlace) required to be filed by applicable Law. All such Tax Returns were true, complete and correct and filed on a timely basis. Except for Claims that will be discharged pursuant to the Plan or the Confirmation Order, Old HomePlace and its Subsidiaries have paid all Taxes that are due, or claimed or asserted by any taxing authority to be due, from Old HomePlace or its Subsidiaries for the periods covered by and required to be shown on such Tax Returns.

                  (b) Tax Reserves. Except for Claims that will be discharged pursuant to the Plan or the Confirmation Order, Old HomePlace and its Subsidiaries have established on their books and records reserves adequate to pay all Taxes not yet due and payable.

                  (c) Tax Liens. Except for Claims that will be discharged pursuant to the Plan or the Confirmation Order, there are no Tax Liens upon the Assets and Properties of Old HomePlace or its Subsidiaries, except Liens for Taxes not yet due.

                  (d) Withholding Taxes. Except for Claims that will be discharged pursuant to the Plan or the Confirmation Order, Old HomePlace and its Subsidiaries have complied with all applicable Laws, rules, and regulations relating to the payment and withholding of Taxes (including withholding and reporting requirements under Tax Code ss.ss.1441 through 1464, 3401 through 3406, 6041 and 6049 and similar provisions under any other Laws) and have, within the time and in the manner prescribed by Law, withheld from employee wages and paid over to the proper Governmental or Regulatory Authorities all amounts required.

                  (e) Extensions of Time for Filing Returns. Except as disclosed in Section 3.08(e) of the HomePlace Disclosure Schedule, neither Old HomePlace nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                  (f) Statute of Limitations. (i) Neither Old HomePlace nor any of its Subsidiaries has entered into any agreements with any taxing authority extending the statute of limitations for the assessment of Taxes, and (ii) no deficiency for any Taxes has been suggested, proposed, asserted or assessed against Old HomePlace or its Subsidiaries that has not been resolved and paid in full.

                  (g) Audit, Administrative and Court Proceedings. Except as disclosed in Section 3.08(g) of the HomePlace Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Old HomePlace or any of its Subsidiaries.

                  (h) Powers of Attorney. No power of attorney currently in force has been granted by Old HomePlace or any of its Subsidiaries concerning any Tax matter.

                  (i) Tax Rulings. Except as disclosed in Section 3.08(i) of the HomePlace Disclosure Schedule, neither Old HomePlace nor any of its Subsidiaries has received any written ruling of a taxing authority relating to Taxes or entered into a written and legally binding agreement with any taxing authority relating to Taxes.

                  (j) Availability of Tax Returns. Upon Waccamaw's request, Old HomePlace has made available to Waccamaw and its Subsidiaries copies of all Tax Returns available to Old HomePlace, and any amendments thereto, filed by or on behalf of Old HomePlace or its Subsidiaries for all taxable years ending on or prior to the date of this Agreement.

                  (k) Tax Sharing Agreements. Except as disclosed in Section 3.08(k) of the HomePlace Disclosure Schedule, neither Old HomePlace nor any of its Subsidiaries is party or subject to or bound by, any agreements relating to the allocation or sharing of Taxes.

                  (l) Tax Code ss.341(f). Neither Old HomePlace nor any of its Subsidiaries has filed a consent pursuant to Tax Code 341(f) or agreed to have Tax Code ss.341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Tax Code ss.341(f)(4)) owned by Old HomePlace or any of its Subsidiaries.

                  (m) Tax Code ss.168. No property of Old HomePlace or any of its Subsidiaries is property that Old HomePlace or any of its Subsidiaries or any party to this transaction is or will be required to treat as being owned by another Person pursuant to the provisions of Tax Code ss.168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Tax Code ss.168.

                  (n) Tax Code ss.481 Adjustments. Neither Old HomePlace nor any of its Subsidiaries is required to include in income any adjustment pursuant to Tax Code ss.481(a) by reason of a voluntary change in accounting method initiated by Old HomePlace or any of its Subsidiaries, and to the Knowledge of Old HomePlace, the IRS has not proposed any such adjustment or change in accounting method.

                  (o) Tax Code ss.280G. Neither Old HomePlace nor any of its Subsidiaries is a party to any Contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Tax Code ss.280G.

                  (p) Tax Code ss.ss.6661 and 6662. All transactions that could give rise to an understatement of federal income tax (within the meaning of Tax Code ss.6661 or Tax Code ss.6662) have been adequately disclosed on the Tax Returns in accordance with Tax Code ss.6661(b)(2)(B) or Tax Code ss.6662(d)(2)(B), as applicable.

                  (q) NOLs. As of the February 28, 1998, Old HomePlace and its Subsidiaries had net operating loss carryovers available to offset future income as set forth in Section 3.08(q) of the HomePlace Disclosure Schedule.

                  (r) Credit Carryover. As of February 28, 1999, neither Old HomePlace nor its Subsidiaries had Tax credit carryovers available to offset future Tax liability.

                  (s) U.S. Real Property Holding Company. Old HomePlace and its Subsidiaries are not and have not been a United States real property holding company (as defined in Tax Code ss.897(c)(2) during the applicable period specified in Tax Code ss.897(c)(i)(A)(ii).

                  (t) Foreign Tax Returns. Old HomePlace and its Subsidiaries are not required to file any foreign Tax Return.

                  (u) Tax Code ss.338 Elections. No election under Tax Code ss.338 (or any predecessor provisions) has been made by or with respect to Old HomePlace or any of its Subsidiaries or any of their Assets or Properties.

                  (v) Acquisition Indebtedness. No indebtedness of Old HomePlace or its Subsidiaries is "corporate acquisition indebtedness" within the meaning of Tax Code ss.279(b).

         3.09 Legal Proceedings. Except as disclosed in reasonable detail (including the names of the parties, case number, the court and the current status) in Section 3.09 of the HomePlace Disclosure Schedule (with paragraph references corresponding to those set forth below) and except for Claims that will be discharged pursuant to the Confirmation Order:

                  (a) other than the Reorganization Cases, there are no Actions or Proceedings pending or, to the Knowledge of Old HomePlace, threatened against, relating to or affecting, Old HomePlace or any of its Subsidiaries or any of their respective Assets and Properties which could reasonably be expected
(i) to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements, or (ii) individually or in the aggregate with other such Actions or Proceedings, to have a Material Adverse Effect on the Business or Condition of Old HomePlace and its Subsidiaries; and

                  (b) except for Orders of the Bankruptcy Court, there are no Orders outstanding against Old HomePlace or any of its Subsidiaries which, individually or in the aggregate with other such Orders, could reasonably be expected to have a Material Adverse Effect the Business or Condition of Old HomePlace and its Subsidiaries.

         3.10 Compliance With Laws and Orders. Except as disclosed in Section
3.10 of the HomePlace Disclosure Schedule, neither Old HomePlace nor any of its Subsidiaries is in violation of or in default under any Law or Order applicable to Old HomePlace or any of its Subsidiaries or any of their respective Assets and Properties the effect of which, individually or in the aggregate with other such violations and defaults, could reasonably be expected to have Material Adverse Effect on the Business or Condition of the HomePlace Companies.

         3.11 Benefit Plans; ERISA. (a) Section 3.11(a) of the HomePlace Disclosure Schedule contains a true and complete list and description of each of the Benefit Plans and identifies each of the Benefit Plans that is a Qualified Plan and each of the Benefit Plans that is a Defined Benefit Plan.

                  (b) Other than the Debtors' severance and retention plan approved by the Bankruptcy Court, neither Old HomePlace or any of its Subsidiaries maintains or is obligated to provide benefits under any severance, life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  (c) Except as set forth in Section 3.11(c) of the HomePlace Disclosure Schedule, each Benefit Plan covers only employees who are employed by Old HomePlace or its Subsidiaries (or former employees or beneficiaries with respect to service with Old HomePlace or a Subsidiary), so that the transactions contemplated by this Agreement will require no spin-off of assets and liabilities or other division or transfer of rights with respect to any such plan.

                  (d) Except as set forth in Section 3.11(d) of the HomePlace Disclosure Schedule, neither Old HomePlace, any of its Subsidiaries, any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to any "multiemployer plan", as that term is defined in Section 4001 of ERISA. In respect of each "multiemployer plan" in which Old HomePlace, any Subsidiary o any ERISA Affiliate participates or contributes to, or has participated or contributed to, (i) neither Old HomePlace, any Old HomePlace Subsidiary nor any ERISA Affiliate has received any notice of any claim or demand for withdrawal liability or partial withdrawal liability, (ii) neither Old HomePlace, any Old HomePlace Subsidiary nor any ERISA Affiliate has received any notice that any such plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that any such plan is or may become insolvent, and (iii) neither Old HomePlace, any Old HomePlace Subsidiary nor any ERISA Affiliate has material withdrawal liability (whether actual or potential).

                  (e) Except as set forth in Section 3.11(e) of the HomePlace Disclosure Schedule, each of the Benefit Plans, other than the Benefit Plans maintained or sponsored by PHD, Inc. or The Coral Company, is, and its administration is and has been since inception, in compliance with ERISA and the Tax Code in all respects, except for such failures to comply which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Business or Condition of Old HomePlace. Each Qualified Plan is qualified under Section 401(a) of the Code, and, if applicable, complies with the requirements of Section 401(k) of the Code.

                  (f) Except for Claims that will be discharged pursuant to the Plan or the

Confirmation Order, all contributions and other payments required to be made by Old HomePlace or any of its Subsidiaries to any Benefit Plan with respect to any period ending before or at or including the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in Financial Statements in accordance with GAAP.

                  (g) Except for Claims that will be discharged pursuant to the Plan or the Confirmation Order, to the Knowledge of Old HomePlace, there are no pending or threatened claims by or on behalf of any Benefit Plan, by any Person covered thereby, or otherwise, which allege violations of Law which, individually or in the aggregate, could reasonably be expected to result in Liability on the part of Waccamaw, Old HomePlace, of any of their Subsidiaries or any fiduciary of any such Benefit Plan material to the Business or Condition of Old HomePlace.

                  (h) No employer securities, employer real property or other employer property is included in the assets of any Benefit Plan.

                  (i) Except as set forth in Section 3.11(i) of the HomePlace Disclosure Schedule, none of Old HomePlace and its ERISA Affiliates (as determined now or during the previous five years) have ever contributed to or maintained a Defined Benefit Plan.

                  (j) Except as disclosed in Section 3.11(j) of the HomePlace Disclosure Schedule and for Claims that will be discharged pursuant to the Plan or the Confirmation Order, no benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested, funded or payable by reason of any transaction contemplated under this Agreement either alone or in conjunction with any subsequent event or occurrence.

                  (k) No event has occurred, and there exists no condition or set of circumstances in connection with any Benefit Plan, under which Old HomePlace or any Subsidiary, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability under Section 409 of ERISA, Section 502(i) of ERISA or
Section 4975 of the Code.

                  (l) Complete and correct copies of the following documents have been made available to Waccamaw prior to the execution of this Agreement:

                  (i) the Benefit Plans and any related trust agreements and insurance contracts;

                  (ii) current summary Benefit Plan descriptions of each Benefit Plan subject to ERISA;

                  (iii) the most recent Form 5500 and Schedules thereto for each Benefit Plan subject to ERISA reporting requirements;

                  (iv) the most recent determination of the IRS with respect to the qualified status of each Qualified Plan; and

                  (v) the most recent accountings with respect to any Benefit Plan funded through a trust.

                  (m) With respect to any insurance policy providing funding for benefits under any Benefit Plan, (i) there is no Liability of Old HomePlace or any of its Subsidiaries, in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or contingent Liability, nor would there be any such Liability if such insurance policy was terminated on the date hereof,
(ii) no insurance company issuing any policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of Old HomePlace or any of its Subsidiaries, no such proceedings with respect to any insurer are imminent.

                  (n) Neither Old HomePlace nor any of its Subsidiaries has any Liability under ERISA or the Tax Code or otherwise with respect to benefit plans maintained by PHD, Inc., The Coral Company or any of their current or former Affiliates (other than Old HomePlace and its Subsidiaries). No other trade or business is or, at any time since October 6, 1995, has been treated, together with Old HomePlace and its Subsidiaries, as a single employer under Section 414(t) of the Tax Code or Section 4001 of ERISA.

         3.12 Real Property. (a) Neither Old HomePlace nor its Subsidiaries own any real property. Section 3.12(a) of the HomePlace Disclosure Schedule contains a true and correct list of each parcel of real property leased or subleased by or to Old HomePlace or any of its Subsidiaries ("HomePlace Leased Property") including the location, the lessee, the current lessor, the date of the lease and the material amendments, supplements and related documents (collectively, the "HomePlace Leases").

                  (b) Old HomePlace or a Subsidiary of Old HomePlace has a valid leasehold estate in and the right to quiet enjoyment of the HomePlace Leased Property for the full term of the respective HomePlace Leases free and clear of any Liens other than those described in Section 3.12(b) of the HomePlace Disclosure Schedule. Each HomePlace Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of Old HomePlace or such Subsidiary and, to the Knowledge of Old HomePlace, of each other Person that is a party thereto. Except as set forth in Section 3.12(b) of the HomePlace Disclosure Schedule or for defaults triggered solely by the commencement and continuance of the Reorganization Cases, there is no default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder by Old HomePlace or any of its Subsidiaries or, to the Knowledge of Old HomePlace, by any other party.

                  (c) Old HomePlace has made available to Waccamaw prior to the execution of this Agreement true and complete copies of all HomePlace Leases (including any amendments and all relevant letter agreements, memoranda of leases and subordination agreements and renewal letters) with respect to the HomePlace Leased Property.

                  (d) Except as disclosed in Section 3.12(d) of the HomePlace Disclosure Schedule, the improvements on the HomePlace Leased Property are in all material respects in good operating condition and in a state of good maintenance and repair, including completion of all construction requirements, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the Knowledge of Old HomePlace, there are no condemnation or appropriation proceedings pending or threatened against any of such HomePlace Leased Property or the improvements thereon and no additional sums are owed with respect to any construction of the improvements, other than what is reflected in the Old HomePlace Lease abstracts made available to Waccamaw prior to the execution of this Agreement.

         3.13 Tangible Personal Property. Except for Claims or interests that will be discharged pursuant to the Plan or the Confirmation Order, Old HomePlace or a Subsidiary of Old HomePlace is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in and individually or in the aggregate with other such property material to the Business or Condition of Old HomePlace. All such tangible personal property is free and clear of all Liens, other than Liens disclosed in Section 3.13 of the HomePlace Disclosure Schedule, and Liens that neither individually nor in the aggregate could reasonably be expected to have a Material Adverse Effect on the Business or Condition of Old HomePlace, and is in all material respects in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted.

          3.14 Intellectual Property Rights. Section 3.14 of the HomePlace Disclosure Schedule discloses all Intellectual Property used in and individually or in the aggregate with other such Intellectual Property material to the Business or Condition of Old HomePlace, each of which Old HomePlace or a Subsidiary of Old HomePlace either has all right, title and interest in or a valid and binding rights under Contract to use. Except as disclosed in Section
3.14 of the HomePlace Disclosure Schedule (i) all registrations with Governmental or Regulatory Authorities in respect of Intellectual Property owned by Old HomePlace or a Subsidiary of Old HomePlace and disclosed in Section 3.14 of the HomePlace Disclosure Schedule are valid and in full force and effect,
(ii) there are no material restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by Old HomePlace or any Subsidiary of Old HomePlace in respect of Intellectual Property disclosed in Section 3.14 of the HomePlace Disclosure Schedule, (iii) to the Knowledge of Old HomePlace neither Old HomePlace or any of its Subsidiaries is in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use the Intellectual Property disclosed in Section 3.14 of the HomePlace Disclosure Schedule and (iv) to the Knowledge of Old HomePlace the Intellectual Property disclosed in Section 3.14 of the HomePlace Disclosure
Schedule is not being infringed by any other Person. Neither Old HomePlace nor any of its Subsidiaries has received notice that Old HomePlace or any of its Subsidiaries is infringing any Intellectual Property of any other Person, to the Knowledge of Old HomePlace no claim is pending or has been made to such effect that has not been resolved and, to the Knowledge of Old HomePlace, neither Old HomePlace or any Subsidiary of Old HomePlace is infringing any Intellectual Property of any other Person the effect of which, individually or in the aggregate, could reasonably be expected to have a Materially Adverse Effect on the Business or Condition of Old HomePlace and its Subsidiaries.

          3.15 Contracts. (a) Section 3.15(a) of the HomePlace Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts (true and complete copies or, with respect to any Contracts not in written form, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto, have been made available to Waccamaw prior to the execution of this Agreement), to which Old HomePlace or its Subsidiaries is a party or by which any of their respective Assets and Properties is bound:

                  (i) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract;

                  (ii) all Contracts with any Person containing any provision or covenant prohibiting or materially limiting the ability of Old HomePlace or any of its Subsidiaries to engage in any business activity or compete with any Person or prohibiting or materially limiting the ability of any Person to compete with Old HomePlace or any of its Subsidiaries;

                  (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

                  (iv) all Contracts relating to Indebtedness of Old HomePlace or any of its Subsidiaries in excess of $50,000 or to preferred stock issued by Old HomePlace or any of its Subsidiaries (other than Indebtedness owing to or preferred stock owned by Old HomePlace or any wholly-owned Subsidiary);

                  (v) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees which in any case involve the payment or potential payment, pursuant to the terms of any such Contract, by or to Old HomePlace or any of its Subsidiaries of more than $50,000 annually;

                  (vi) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties individually or in the aggregate material to the Business or Condition of Old HomePlace, other than dispositions or acquisitions in the ordinary course of business, or (B) any merger or other business combination;

                  (vii) all Contracts between or among Old HomePlace or any of its Subsidiaries, on the one hand, and any officer, director or Affiliate (other than Old HomePlace or any of its Subsidiaries) of Old HomePlace, on the other hand, and providing for annual payments by or to Old HomePlace or any of its Subsidiaries exceeding $50,000;

                  (viii) all collective bargaining or similar labor Contracts;

                  (ix) all Contracts (other than this Agreement) that (A) limit or contain restrictions on the ability of Old HomePlace or any of its Subsidiaries to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages, to engage in the sal of silk flowers or silk flower arrangements, or to engage in any merger or other business combination or (B) require Old HomePlace or any of its Subsidiaries to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

                  (x) all other Contracts (other than Benefit Plans, leases listed in Section 3.12(a) of the HomePlace Disclosure Schedule and insurance policies listed in Section 3.17 of the HomePlace Disclosure Schedule) that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to Old HomePlace or any of its Subsidiaries of more than $50,000 annually and (B) cannot be terminated within sixty (60) days after giving notice of termination without resulting in any cost or penalty to Old HomePlace or any of its Subsidiaries.

                  (b) Each Contract required to be disclosed in Section 3.15(a) of the HomePlace Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of Old HomePlace or a Subsidiary of Old HomePlace and, to the Knowledge of Old HomePlace, of each other party thereto; except for Claims that will be discharged pursuant to the Plan or the Confirmation Order and as disclosed in
Section 3.15(b) of the HomePlace Disclosure Schedule and for violations or defaults triggered solely by the commencement and continuance of the Reorganization Cases, neither Old HomePlace, any Subsidiary nor, to the Knowledge of Old HomePlace, any other party to such Contract is in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract), the effect of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Business or Condition of Old HomePlace.

          3.16 Licenses. Section 3.16 of the HomePlace Disclosure Schedule contains a true and complete list of all Licenses (except for those Licenses listed in Section 3.14 of the HomePlace Disclosure Schedule) used in and individually or in the aggregate with other such Licenses material to the Business or Condition of Old HomePlace (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Old HomePlace has made available to Waccamaw true and complete copies of all such Licenses. Except as disclosed in Section 3.16 of the HomePlace Disclosure
Schedule:

                  (i) Old HomePlace and each of its Subsidiaries owns or validly holds all such Licenses;

                  (ii) each such License is valid, binding and in full force and effect; and

                  (iii) neither Old HomePlace nor any of its Subsidiaries is in default (or with the giving of notice or lapse of time or both, would be in default) under any such License in any material respect.

          3.17 Insurance. Section 3.17 of the HomePlace Disclosure Schedule contains a true and complete list of all material insurance policies currently in effect that insure the business, operations or employees of Old HomePlace or any of its Subsidiaries or affect or relate to the ownership, use or operation of any of the Assets and Properties of Old HomePlace or any of its Subsidiaries and that (i) have been issued to Old HomePlace or any of its Subsidiaries or
(ii) have been issued to any Person (other than Old HomePlace or any of its Subsidiaries) for the benefit of Old HomePlace or any of its Subsidiaries. The insurance coverage provided by any of the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement and, to the Knowledge of HomePlace, the insurers in each case have agreed that they will not act to terminate any policy by reason of the transactions contemplated by this Agreement. Each policy referred to in clause
(i) above is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither Old HomePlace nor any of its Subsidiaries has received any notice of cancellation or termination in respect of any such policy or is in default thereunder in any material respect.

          3.18 Affiliate Transactions. Except as disclosed in Section 3.18(a) of the HomePlace Disclosure Schedule and for Claims that will be discharged pursuant to the Plan or the Confirmation Order, (i) there is no Indebtedness between Old HomePlace or any Subsidiary of Old HomePlace, on the one hand, and any officer, director or Affiliate (other than Old HomePlace or any of its Subsidiaries) of Old HomePlace, on the other, (ii) no such officer, director or Affiliate provides or causes to be provided any assets, services or facilities to Old HomePlace nor any Subsidiary which are individually or in the aggregate material to the Business or Condition of Old HomePlace, (iii) neither Old HomePlace or any Subsidiary of Old HomePlace provides or causes to be provided any assets, services or facilities to any such officer, director or Affiliate which are individually or in the aggregate material to the Business or Condition of Old HomePlace and (iv) neither Old HomePlace nor any Subsidiary of Old HomePlace beneficially owns, directly or indirectly, any Investment Assets issued by any such officer, director or Affiliate. Except as disclosed in
Section 3.18(b) of the HomePlace Disclosure Schedule, each of the Liabilities and transactions required to be listed in Section 3.18(a) of the HomePlace Disclosure Schedule was incurred or engaged in, as the case may be, on an arm's-length basis.

          3.19 Labor Relations. Except as disclosed in Section 3.19 of the HomePlace Disclosure Schedule, no employee of Old HomePlace or any of its Subsidiaries is presently a member of a collective bargaining unit and, to the Knowledge of Old HomePlace, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of Old HomePlace or any of its Subsidiaries. Since Old HomePlace's incorporation, there has been no work stoppage, strike or other concerted action by employees of Old HomePlace or any of its Subsidiaries which materially adversely affected the Business or Condition of Old HomePlace.

          3.20 Environmental Matters. (a) Each of Old HomePlace and its Subsidiaries has obtained all Licenses which are required under applicable Environmental Laws in connection with the conduct of the business or operations of Old HomePlace or such Subsidiary, except where the failure to obtain any such License could not reasonably be expected to have, individually or in the aggregate with other such failures, a Material Adverse Effect on the Business or Condition of Old HomePlace and its Subsidiaries. Each of such Licenses is in full force and effect and each of New HomePlace and Old HomePlace and its Subsidiaries is in compliance with the terms and conditions of all such Licenses and with any applicable Environmental Law, except where the failure to be in compliance could not reasonably be expected to have, individually or in the aggregate with other such failures, a Material Adverse Effect on the Business or Condition of Old HomePlace.

                  (b) Except as disclosed in Section 3.20(b) of the HomePlace Disclosure Schedule, (i) no oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of Old HomePlace or any of its Subsidiaries; (ii) no site or facility now or previously owned, operated or leased by Old HomePlace or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up; and (iii to the Knowledge of Old HomePlace, there are no Hazardous Materials or underground storage tanks in, on, under or around any site or facility now or previously owned, operated or leased by Old HomePlace or any of its Subsidiaries.

                  (c) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, Old HomePlace or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by Old HomePlace or any of its Subsidiaries which have not been delivered to Waccamaw prior to the execution of this Agreement.

                  (d) Except as disclosed in Section 3.20(d) of the HomePlace Disclosure Schedule, to the Knowledge of Old HomePlace (i) neither Old HomePlace nor any of its Subsidiaries has received oral or written notice of any violation, claim, demand, investigation or liability related to Old HomePlace or any of its Subsidiaries, or to any site or facility now or previously owned, operated or leased by any of them, under any Environmental Law, and (ii) there are no circumstances that would reasonably be expected to lead to any such violation, claim, demand, investigation or liability.

                  (e) Neither Old HomePlace nor any of its Subsidiaries has agreed to assume, undertake, or provide indemnification for any liability, including without limitation any obligation for corrective or remedial action, of any other person under any Environmental Law for environmental matters or conditions.

          3.21 Brokers. Except for Peter J. Solomon Company Limited, whose fees, commissions and expenses are the sole responsibility of Old HomePlace, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Old HomePlace directly with Waccamaw without the intervention of any Person on behalf of Old HomePlace in such manner as to give rise to any valid claim by any Person against

Waccamaw, Old HomePlace or any of its of their respective Subsidiaries for a finder's fee, brokerage commission or similar payment.



                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF WACCAMAW


                  Waccamaw hereby represents and warrants to Old HomePlace as follows:

          4.01 Corporate Existence. Waccamaw is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all requisite corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties and to carry on its business as now conducted, except for such failures to be so incorporated, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect on Waccamaw and its Subsidiaries. Each of Waccamaw and its Subsidiaries is qualified, or licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing are not having and could not reasonably be expected, when taken together with all other such failures, to have a Material Adverse Effect on Waccamaw and its Subsidiaries. Section 4.01 of the Waccamaw Disclosure Schedule sets forth (i) the name and jurisdiction of incorporation of each Subsidiary of Waccamaw, (ii) its authorized capital stock, (iii) the number of issued and outstanding shares of capital stock and (iv) the record owners of such shares. Except for interests in the Subsidiaries of Waccamaw and as disclosed in Section 4.01 of the Waccamaw Disclosure Schedule, Waccamaw does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity. Waccamaw has prior to the execution of this Agreement delivered to Old HomePlace true and complete copies of the certificates or articles of incorporation and by-laws of Waccamaw and its Subsidiaries as in effect on the date hereof.

          4.02 Authority. Waccamaw has the requisite corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Waccamaw of this Agreement and the Operative Agreements to which it is a party and the performance by Waccamaw of its obligations hereunder and thereunder, have been duly an validly authorized by the Board of Directors of Waccamaw, and, except for the Waccamaw Stockholder Approval (as defined in Section 7.08) no other corporate action on the part of Waccamaw is necessary. This Agreement has been duly and validly executed and delivered by Waccamaw and constitutes, and upon the execution and delivery by Waccamaw of the Operative

Agreements to which it is a party, such Operative Agreements will constitute legal, valid and binding obligations of Waccamaw, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

          4.03 Capital Stock. (a) The authorized capital stock of Waccamaw consists solely of one hundred million (100,000,000) shares of Waccamaw Common Stock, of which 20,000,000 shares of Waccamaw Common Stock are issued and outstanding, no shares of Waccamaw Common Stock are held in treasury, and an aggregate of 1,650,000 shares of Waccamaw Common Stock are reserved for issuance upon exercise of stock options granted under the Waccamaw employee stock option plans described in Section 4.11(a) of the Waccamaw Disclosure Schedule. The Government of Kuwait beneficially owns all of the issued and outstanding shares of Waccamaw Common Stock, free and clear of all Liens. All of the issued and outstanding shares of Waccamaw Common Stock are, and all shares of Waccamaw Common Stock reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and except as set forth in Section 4.03 of the Waccamaw Disclosure Schedule, there are no outstanding Options, obligating Waccamaw or any of its Subsidiaries to issue or sell any shares of capital stock of Waccamaw or to grant, extend or enter into any Option with respect thereto.

                  (b) Except as disclosed in Section 4.03 of the Waccamaw Disclosure Schedule, all of the outstanding shares of capital stock of each Subsidiary of Waccamaw are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Waccamaw or a Subsidiary wholly owned, directly or indirectly, by Waccamaw, free and clear of any Liens. Except as disclosed in Section 4.03 of the Waccamaw Disclosure Schedule, there are no (i) outstanding Options obligating Waccamaw or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of Waccamaw or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Waccamaw or a Subsidiary wholly owned, directly or indirectly, by Waccamaw with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of Waccamaw.

         4.04 No Conflicts. The execution and delivery by Waccamaw of this Agreement does not, and the execution and delivery by Waccamaw of the Operative Agreements to which it is a party, the performance by Waccamaw of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of Waccamaw or any of its Subsidiaries;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 4.05 of the Waccamaw Disclosure Schedule, result in a violation or breach of any term or provision of any Law or Order applicable to Waccamaw or any of its Subsidiaries or any of their respective Assets and Properties, other than such violations or breaches as would occur solely as a result of the identity or the legal or regulatory status of the Old HomePlace or any of its Affiliates; or

                  (c) except as disclosed in Section 4.04 of the Waccamaw Disclosure Schedule or as could not, individually or in the aggregate, reasonably be expected to adversely affect the ability of Waccamaw to consummate the transactions contemplated hereby or by any of such Operative Agreements or to perform its obligations hereunder or thereunder, (i) result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Waccamaw or any of its Subsidiaries to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon Waccamaw or any of its Subsidiaries or any of their respective Assets and Properties under, any Contract or License to which Waccamaw or any of its Subsidiaries is a party or by which any of their respective Assets and Properties is bound.

          4.05 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority is required to be obtained by Waccamaw or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement, or any of the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby, except (i) for consents, approvals or actions of, and filings with or notice to the Bankruptcy Court, (ii) for the filing of a premerger notification report by Waccamaw under the HSR Act and the expiration or earlier termination of the applicable waiting period thereunder,
(iii) for the filing of the Certificate of Merger with the Delaware Secretary of State pursuant to the DGCL and the Articles of Merger with the South Carolina Secretary of State pursuant to the SCBCA and other appropriate documents relating to the Merger with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, (iv) as disclosed in
Section 4.05 of the Waccamaw Disclosure Schedule, (v) those consents, approvals, actions or filings as would be required solely as a result of the identity or the legal or regulatory status of Old HomePlace or any of its Affiliates, and
(vi) where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice could not reasonably be expected to adversely affect Waccamaw in any material respect or the ability of Waccamaw to consummate the transactions contemplated by this Agreement or any of such Operative Agreements or to perform its obligations hereunder or thereunder.

          4.06 Books and Records. The minute books and other similar records of Waccamaw and its Subsidiaries as made available to Old HomePlace prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and of all written consents in lieu of meetings of the stockholders, the board of directors and committees of the boards of directors of Waccamaw. The stock transfer ledgers and other similar records of Waccamaw and its Subsidiaries as made available to Old

HomePlace accurately reflect all record transfers in the capital stock of Waccamaw and its Subsidiaries.

          4.07 Financial Statements and Condition. (a) Prior to the execution of this Agreement, Waccamaw has delivered to Old HomePlace true and complete copies of audited balance sheets of Waccamaw and its consolidated subsidiaries as of January 30, 1999, January 30, 1998 and January 28, 1997 and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by Arthur Andersen LLP, and all letters from such accountants with respect to the results of such audits.

                  Except as set forth in the notes thereto and as disclosed in
Section 4.07(a) of the Waccamaw Disclosure Schedule, all such financial statements were prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of Waccamaw and its consolidated subsidiaries as of the respective dates thereof and for the respective periods covered thereby. Except for those Subsidiaries listed in
Section 4.07(a) of the Waccamaw Disclosure Schedule, the financial condition and results of operations of each Subsidiary are, and for all periods referred to in this Section 4.07 have been, consolidated with those of Waccamaw.

                  (b) Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date and as disclosed in Section 4.07(b) of the Waccamaw Disclosure Schedule, since January 30, 1999 the business of Waccamaw and its Subsidiaries has been operated in all material respects in the ordinary course consistent with past practice and there has not been any material adverse change in the Business or Condition of Waccamaw, other than those occurring as a result of general economic or financial conditions or other developments which are not unique to Waccamaw and its Subsidiaries but also affect other Persons who participate or are engaged in the lines of business in which Waccamaw and its Subsidiaries participate or are engaged.

         4.08 Taxes. (a) Tax Return Filings. Waccamaw and its Subsidiaries have filed all Tax Returns (or such Tax Returns have been filed on behalf of Waccamaw) required to be filed by applicable Law. All such Tax Returns were true, complete and correct and filed on a timely basis. Waccamaw and its Subsidiaries have paid all Taxes that are due, or claimed or asserted by any taxing authority to be due, from Waccamaw or any of its Subsidiaries for the periods covered by and required to be show on such Tax Returns.

                  (b) Tax Reserves. Waccamaw and its Subsidiaries have established on their books and records reserves adequate to pay all Taxes not yet due and payable.

                  (c) Tax Liens. There are no Tax Liens upon the Assets and Properties of Waccamaw or its Subsidiaries, except Liens for Taxes not yet due.

                  (d) Withholding Taxes. Waccamaw and its Subsidiaries have complied with all applicable Laws, rules, and regulations relating to the payment and withholding of Taxes (including withholding and reporting requirements under Tax Code ss.ss.1441 through 1464,

3401 through 3406, 6041 and 6049 and similar provisions under any other Laws) and have, within the time and in the manner prescribed by Law, withheld from employee wages and paid over to the proper Governmental or Regulatory Authorities all amounts required.

                  (e) Extensions of Time for Filing Returns. Except as disclosed in Section 4.08(e) the Waccamaw Disclosure Schedule, neither Waccamaw nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                  (f) Statute of Limitations. (i) Neither Waccamaw nor any of its Subsidiaries has entered into any agreements with any taxing authority extending the statute of limitations for the assessment of Taxes, and (ii) no deficiency for any Taxes has been suggested, proposed, asserted or assessed against Waccamaw or its Subsidiaries that has not been resolved and paid in full.

                  (g) Audit, Administrative and Court Proceedings. Except as disclosed in Section 4.08(g) of the Waccamaw Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Waccamaw or any of its Subsidiaries.

                  (h) Powers of Attorney. No power of attorney currently in force has been granted by Waccamaw or any of its Subsidiaries concerning any Tax matter.

                  (i) Tax Rulings. Neither Waccamaw nor any of its Subsidiaries has received any written ruling of a taxing authority relating to Taxes or entered into a written and legally binding agreement with any taxing authority relating to Taxes.

                  (j) Availability of Tax Returns. Upon Old HomePlace's request, Waccamaw has made available to the HomePlace Companies and its Subsidiaries copies of all Tax Returns available to Waccamaw and any amendments thereto, filed by or on behalf of Waccamaw or its Subsidiaries for all taxable years ending on or prior to the date of this Agreement.

                  (k) Tax Sharing Agreements. Except as disclosed in Section 4.08(k) of the Waccamaw Disclosure Schedule, neither Waccamaw nor any of its Subsidiaries is party or subject to or bound by, any agreements relating to the allocation or sharing of Taxes.

                  (l) Tax Code ss.341(f). Neither Waccamaw nor any of its Subsidiaries has filed a consent pursuant to Tax Code 341(f) or agreed to have Tax Code ss.341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Tax Code ss.341(f)(4)) owned by Waccamaw or any of its Subsidiaries.

                  (m) Tax Code ss.168. No property of Waccamaw or any of its Subsidiaries is property that Waccamaw or any of its Subsidiaries or any party to this transaction is or will be required to treat as being owned by another Person pursuant to the provisions of Tax Code ss.168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is

"tax-exempt use property" within the meaning of Tax Code ss.168.

                  (n) Tax Code ss.481 Adjustments. Neither Waccamaw nor any of its Subsidiaries is required to include in income any adjustment pursuant to Tax Code ss.481(a) by reason of a voluntary change in accounting method initiated by Waccamaw or any of its Subsidiaries, and to the Knowledge of Waccamaw, the IRS has not proposed any such adjustment or change in accounting method.

                  (o) Tax Code ss.280G. Neither Waccamaw nor any of its Subsidiaries is a party to any Contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Tax Code ss.280G.

                  (p) Tax Code ss.ss.6661 and 6662. All transactions that could give rise to an understatement of federal income tax (within the meaning of Tax Code ss.6661 or Tax Code ss.6662) have been adequately disclosed on the Tax Returns in accordance with Tax Code ss.6661(b)(2)(B) or Tax Code ss.6662(d)(2)(B), as applicable.

                  (q) NOLs. As of February 28, 1999, Waccamaw and its Subsidiaries had net operating loss carryovers available to offset future income as set forth in Section 4.08(q) of Waccamaw Disclosure Schedule.

                  (r) Credit Carryover. As of January 30, 1999, none of Waccamaw's Subsidiaries had Tax credit carryovers available to offset future Tax Liability and Waccamaw had Tax credit carryovers available to offset future Tax liability in the approximate amount of $9,087.

                  (s) U.S. Real Property Holding Company. Waccamaw and its Subsidiaries are not and have not been a United States real property holding company (as defined in Tax Code ss.897(c)(2)) during the applicable period specified in Tax Code ss.897(c)(1)(A)(ii).

                  (t) Foreign Tax Returns. Waccamaw and its Subsidiaries are not required to file any foreign Tax Return.

                  (u) Tax Code ss.338 Elections. No election under Tax Code ss.338 (or any predecessor provisions) has been made by or with respect to Waccamaw or any of its Subsidiaries or any of their Assets or Properties.

                  (v) Acquisition Indebtedness. No indebtedness of Waccamaw or its Subsidiaries is "corporate acquisition indebtedness" within the meaning of Tax Code ss.279(b).

         4.09 Legal Proceedings. Except as disclosed in reasonable detail (including the names of the parties, case number, the court and the current status) in Section 4.09 of the Waccamaw Disclosure Schedule (with paragraph references corresponding to those set forth below):

                  (a) there are no Actions or Proceedings pending or, to the Knowledge of

Waccamaw, threatened against, relating to or affecting, Waccamaw or any of its Subsidiaries or any of their respective Assets and Properties which could reasonably be expected (i) to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements, or (ii) individually or in the aggregate with other such Actions or Proceedings, to have a Material Adverse Effect on the Business or Condition of Waccamaw and its Subsidiaries; and

                  (b) there are no Orders outstanding against Waccamaw or any of its Subsidiaries which, individually or in the aggregate with other such Orders, could reasonably be expected to have a Material Adverse Effect the Business or Condition of Waccamaw and its Subsidiaries.

         4.10 Compliance With Laws and Orders. Except as disclosed in Section
4.10 of the Waccamaw Disclosure Schedule, neither Waccamaw nor any of its Subsidiaries is in violation of or in default under any Law or Order applicable to Waccamaw or any of its Subsidiaries or any of their respective Assets and Properties the effect of which, individually or in the aggregate with other such violations and defaults, could reasonably be expected to have a Material Adverse Effect on the Business or Condition of Waccamaw.

         4.11 Benefit Plans; ERISA. (a) Section 4.11(a) of the Waccamaw Disclosure Schedule contains a true and complete list and description of each of the Benefit Plans sponsored, maintained or contributed to by Waccamaw, any Waccamaw Subsidiary or any ERISA Affiliate, and identifies each such Benefit Plan that is a Qualified Plan and each such Benefit Plan that is a Defined Benefit Plan.

                  (b) Except as set forth in Section 4.11(b) of the Waccamaw Disclosure Schedule, neither Waccamaw nor any of its Subsidiaries maintains or is obligated to provide benefits under any severance, life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  (c) Except as set forth in Section 4.11(c) of the Waccamaw Disclosure Schedule, each Benefit Plan sponsored, maintained or contributed to by Waccamaw or any Waccamaw Subsidiary covers only employees who are employed by Waccamaw or its Subsidiaries (or former employees or beneficiaries with respect to service with Waccamaw or a Of its Subsidiaries), so that the transactions contemplated by this Agreement will require no spin-off of assets and liabilities or other division or transfer of rights with respect to any such plan.

                  (d) Except as set forth in Section 4.11(d) of the Waccamaw Disclosure Schedule, neither Waccamaw, any of its Subsidiaries, and to the Knowledge of Waccamaw any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to any "multiemployer plan", as that term is defined in Section 4001 of ERISA. In respect of each "multiemployer plan" in which Waccamaw, any Subsidiary or any ERISA Affiliate participates or contributes to, or has participated or contributed to, (i) neither Waccamaw, any Waccamaw Subsidiary nor, to the Knowledge of Waccamaw, any ERISA Affiliate has received any notice of any claim or demand for withdrawal liability or partial withdrawal liability, (ii) neither Waccamaw, any Waccamaw Subsidiary, nor to the knowledge of Waccamaw, any ERISA Affiliate has received any notice that any such plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that any such plan is or may become insolvent, and (iii) neither Waccamaw, any Waccamaw Subsidiary, nor to the Knowledge of Waccamaw, any ERISA Affiliate has material withdrawal liability (whether actual or potential).

                  (e) Each of the Benefit Plans sponsored, maintained or contributed to by Waccamaw or any Waccamaw Subsidiary is, and its administration is and has been since inception, in compliance with ERISA and the Tax Code in all respects, except for such failures to comply which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Business or Condition of Waccamaw. Each Qualified Plan sponsored, maintained or contributed to by Waccamaw or any Waccamaw Subsidiary is qualified under
Section 401(a) of the Code, and, if applicable, complies with the requirements of Section 401(k) of the Code.

                  (f) All contributions and other payments required to be made by Waccamaw or any of its Subsidiaries to any Benefit Plan with respect to any period ending before or at or including the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in Waccamaw Financial Statements in accordance with GAAP.

                  (g) To the Knowledge of Waccamaw, no transaction contemplated by this Agreement will result in material liability to the PBGC under Section 302(c)(11), 4062, 4063, 4064 or 4069 of ERISA, or otherwise, with respect to Waccamaw, any of its Subsidiaries or any corporation or organization controlled by or under common control with Waccamaw or any of its Subsidiaries within the meaning of Section 4001 of ERISA. Except as set forth in Section 4.11(g) of the Waccamaw Disclosure Schedule, no "reportable event" within the meaning of
Section 4043 of ERISA has occurred with respect to any Defined Benefit Plan maintained, sponsored or contributed to by Waccamaw, any Waccamaw Subsidiary or any ERISA Affiliate of either. Except as set forth and quantified in Section 4.11(g) of the Waccamaw Disclosure Schedule, no Defined Benefit Plan maintained, sponsored or contributed to by Waccamaw, any Waccamaw Subsidiary or any ERISA Affiliate of either has incurred any accumulated funding deficiency whether or not waived.

                  (h) To the Knowledge of Waccamaw, there are no pending or threatened claims by or on behalf of any Benefit Plan, by any Person covered thereby, or otherwise, which allege violations of Law which, individually or in the aggregate, could reasonably be expected to result in Liability on the part of Old HomePlace, Waccamaw, any of its Subsidiaries or any fiduciary of any such Benefit Plan material to the Business or Condition of Waccamaw.

                  (i) Except as set forth in Section 4.11(i) of the Waccamaw Disclosure Schedule, no employer securities, employer real property or other employer property is included in the assets of any Benefit Plan sponsored, maintained or contributed to by Waccamaw or any Waccamaw Subsidiary.

                  (j) Except as disclosed in Section 4.11(j) of the Waccamaw Disclosure Schedule, the fair market value of the assets of each Defined Benefit Plan maintained, sponsored or contributed to by Waccamaw, any Waccamaw Subsidiary or any ERISA Affiliate of either, as determined as of the last day of the plan year of such plan which coincides with or first precedes the date of this Agreement, was not less than the present value of the projected benefit obligations under such plan at such date as established on the basis of the actuarial assumptions applicable under such Defined Benefit Plan maintained, sponsored or contributed to by Waccamaw, any Waccamaw Subsidiary or any ERISA Affiliate of either at said date and, to the Knowledge of Waccamaw, there have been no material changes in such values since said date.

                  (k) No benefit under any Benefit Plan sponsored, maintained or contributed to by Waccamaw or any Waccamaw Subsidiary, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested, funded or payable by reason of any transaction contemplated under this Agreement either alone or in conjunction with any subsequent event or occurrence.

                  (l) No event has occurred, and there exists no condition or set of circumstances in connection with any Benefit Plan, under which Waccamaw or any Subsidiary, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability under Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or Section 4975 of the Code.

                  (m) Complete and correct copies of the following documents have been furnished to Old HomePlace prior to the execution of this Agreement:

                  (i) the Benefit Plans sponsored, maintained or contributed to by Waccamaw or any Waccamaw Subsidiary and any related trust agreements and insurance contracts;

                  (ii) current summary descriptions of each such Benefit Plan subject to ERISA;

                  (iii) the most recent Form 5500 and Schedules thereto for each such Benefit Plan subject to ERISA reporting requirements;

                  (iv) the most recent determination of the IRS with respect to the qualified status of each Qualified Plan sponsored, maintained or contributed to by Waccamaw or any Waccamaw Subsidiary;

                  (v) the most recent accountings with respect to any such Benefit Plan funded through a trust; and

                  (vi) the most recent actuarial report of the qualified actuary of any Defined Benefit Plan sponsored, maintained or contributed to by Waccamaw, any Subsidiary, or any ERISA Affiliate of either or any other Benefit Plan sponsored, maintained or contributed to by Waccamaw, any Subsidiary, or any ERISA Affiliate of either with respect to which actuarial valuations are conducted.

                  (n) With respect to any insurance policy providing funding for benefits under any Benefit Plan, (i) there is no Liability of Waccamaw or any of its Subsidiaries, in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or contingent Liability, nor would there be any such Liability if such insurance policy was terminated on the date hereof, (ii) no insurance company issuing any policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of Waccamaw or any of its Subsidiaries, no such proceedings with respect to any insurer are imminent.

                  (o) Neither Waccamaw nor any of its Subsidiaries has any Liability under ERISA or the Tax Code or otherwise with respect to benefit plans maintained by Georgetown Industries, Inc., Georgetown Steel Corporation or any of their current or former Affiliates (other than Waccamaw and its Subsidiaries). No other trade or business is or, at any time since October 6, 1995, has been treated, together with Waccamaw and its Subsidiaries, as a single employer under Section 414(t) of the Tax Code or Section 4001 of ERISA.

         4.12 Real Property. (a) Neither Waccamaw nor its Subsidiaries own any real property. Section 4.12(a) of the Waccamaw Disclosure Schedule contains a true and correct list of each parcel of real property leased or subleased by or to Waccamaw or any of its Subsidiaries ("Waccamaw Leased Property") including the location, the name of the lessee, the current lessor, the date of the lease and the material amendments, supplements and related documents (collectively, the "Waccamaw Leases").

                  (b) Waccamaw or a Subsidiary of Waccamaw has a valid leasehold estate in and the right to quiet enjoyment of the Waccamaw Leased Property for the full term of the respective Waccamaw Leases free and clear of any Liens other than those described in Section 4.12(b) of the Waccamaw Disclosure Schedule. Each respective Waccamaw Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of Waccamaw or such Subsidiary and, to the Knowledge of Waccamaw, of each other Person that is a party thereto. Except as set forth in Section 4.12(b) of the Waccamaw Disclosure Schedule, there is no default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder by Waccamaw or any of its Subsidiaries or, to the Knowledge of Waccamaw, by any other party.

                  (c) Waccamaw has made available to Old HomePlace prior to the execution of this Agreement true and complete copies of all Waccamaw Leases (including any amendments and all relevant letter agreements, memoranda of leases and subordination agreements and renewal letters) with respect to the Waccamaw Leased Property leased by each of Waccamaw and its Subsidiaries.

                  (d) Except as disclosed in Section 4.12(d) of the Waccamaw Disclosure Schedule, the improvements on the Waccamaw Leased Property are in all material respects in good operating condition and in a state of good maintenance and repair including completion of all construction requirements , ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the Knowledge of Waccamaw, there are no condemnation or appropriation proceedings pending or threatened against any of such Waccamaw Leased Property or the improvements thereon and no additional sums are owed with respect to any construction of the improvements, other than what is reflected in the Waccamaw Lease abstracts made available to Old HomePlace prior to the execution of this Agreement.

         4.13 Tangible Personal Property. Waccamaw or a Subsidiary of Waccamaw is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in and individually or in the aggregate with other such property material to the Business or Condition of Waccamaw. All such tangible personal property is free and clear of all Liens, other than Liens disclosed in Section 4.13 of the Waccamaw Disclosure Schedule, an other than Liens that neither individually nor in the aggregate could reasonably be expected to have a Material Adverse Effect on the Business or Condition of Waccamaw, and is in all material respects in good operating condition and in a state of good repair and maintenance, ordinary wear and tear excepted.

          4.14 Intellectual Property Rights. Section 4.14 of the Waccamaw Disclosure Schedule discloses all Intellectual Property used in and individually or in the aggregate with other such Intellectual Property material to the Business or Condition of Waccamaw, each of which Waccamaw or a Subsidiary of Waccamaw either has all right, title and interest in or valid and binding rights under Contract to use. Except as disclosed in Section 4.14 of the Waccamaw Disclosure Schedule, (i) all registrations with Governmental or Regulatory Authorities in respect of Intellectual Property owned by Waccamaw or a Subsidiary of Waccamaw and disclosed in Section 4.14 of the Waccamaw Disclosure Schedule are valid and in full force and effect, (ii) there are no material restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by Waccamaw or any Subsidiary of Waccamaw in respect of Intellectual Property disclosed in Section 4.14 of the Waccamaw Disclosure Schedule, (iii) to the Knowledge of Waccamaw neither Waccamaw nor any Subsidiary of Waccamaw is in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use the Intellectual Property disclosed in Section 4.14 of the Waccamaw Disclosure Schedule and (iv) to the Knowledge of Waccamaw the Intellectual Property disclosed in Section 4.14 of the Waccamaw Disclosure Schedule is not being infringed by any other Person. Neither Waccamaw nor any Subsidiary of Waccamaw has received notice that Waccamaw or any Subsidiary of Waccamaw is infringing any Intellectual Property of any other Person, to the Knowledge of Waccamaw no claim is pending or has been made to such effect that has not been resolved and, to the Knowledge of the Waccamaw, neither Waccamaw nor any Subsidiary of Waccamaw is infringing any Intellectual Property of any other Person the effect of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Business or Condition of Waccamaw and its Subsidiaries.

          4.15 Contracts. (a) Section 4.15(a) of the Waccamaw Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts (true and complete copies or, with respect to any Contracts not in written form, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto, have been made available to Old HomePlace prior to the execution of this Agreement), to which Waccamaw or its Subsidiaries is a party or by which any of their respective Assets and Properties is bound:

                  (i) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract;

                  (ii) all Contracts with any Person containing any provision or covenant prohibiting or materially limiting the ability of Waccamaw or any of its Subsidiaries to engage in any business activity or compete with any Person or prohibiting or materially limiting the ability of any Person to compete with Waccamaw or any of its Subsidiaries;

                  (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

                  (iv) all Contracts relating to Indebtedness of Waccamaw or any of its Subsidiaries in excess of $50,000 or to preferred stock issued by Waccamaw or any of its Subsidiaries (other than Indebtedness owing to or preferred stock owned by Waccamaw or any wholly-owned Subsidiary);

                  (v) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees which in any case involve the payment or potential payment, pursuant to the terms of any such Contract, by or to Waccamaw or any of its Subsidiaries of more than $50,000 annually;

                  (vi) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties individually or in the aggregate material to the Business or Condition of Waccamaw, other than dispositions or acquisitions in the ordinary course of business, or (B) any merger or other business combination;

                  (vii) all Contracts between or among Waccamaw or any of its Subsidiaries, on the one hand, and any officer, director or Affiliate (other than Waccamaw or any of its Subsidiaries) of Waccamaw, on the other hand, and providing for annual payments by or to Waccamaw or any of its Subsidiaries exceeding $50,000;

                  (viii) all collective bargaining or similar labor Contracts;

                  (ix) all Contracts (other than this Agreement) that (A) limit or contain restrictions on the ability of Waccamaw or any of its Subsidiaries to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any merger or other business combination or (B) require Waccamaw or any of its Subsidiaries to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

                  (x) all other Contracts (other than Benefit Plans, leases listed in Section 4.12(a) of the Waccamaw Disclosure Schedule and insurance policies listed in Section 4.17 of the Waccamaw Disclosure Schedule) that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to Waccamaw or any of its Subsidiaries of more than $50,000 annually and (B) cannot be terminated within sixty (60) days after giving notice of termination without resulting in any cost o penalty to Waccamaw or any of its Subsidiaries.

                  (b) Each Contract required to be disclosed in Section 4.15(a) of the Waccamaw Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of Waccamaw or a Subsidiary of Waccamaw and, to the Knowledge of Waccamaw, of each other party thereto; and except as disclosed in Section 4.15(b) of the Waccamaw Disclosure Schedule neither Waccamaw, any Subsidiary of Waccamaw nor, to the Knowledge of Waccamaw, an other party to such Contract is in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract), the effect of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Business or Condition of Waccamaw.

          4.16 Licenses. Section 4.16 of the Waccamaw Disclosure Schedule contains a true and complete list of all Licenses used in and individually or in the aggregate with other such Licenses material to the Business or Condition of Waccamaw (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Waccamaw has made available to the HomePlace Companies to true and complete copies of all such Licenses. Except as disclosed in Section 4.16 of the Waccamaw Disclosure Schedule:

                  (i) Waccamaw and each of its Subsidiaries owns or validly holds all such Licenses;

                  (ii) each such License is valid, binding and in full force and effect; and

                  (iii) neither Waccamaw nor any of its Subsidiaries is in default (or with the giving of notice or lapse of time or both, would be in default) under any such License in any material respect.

          4.17 Insurance. Section 4.17 of the Waccamaw Disclosure Schedule contains a true and complete list of all material insurance policies currently in effect that insure the business, operations or employees of Waccamaw or any of its Subsidiaries or affect or relate to the ownership, use or operation of any of the Assets and Properties of Waccamaw or any of its Subsidiaries and that
(i) have been issued to Waccamaw or any of its Subsidiaries or (ii) have been issued to any Person (other than Waccamaw or any of its Subsidiaries) for the benefit of Waccamaw or any of its Subsidiaries. The insurance coverage provided by any of the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement and, to the Knowledge of Waccamaw, the insurers in each case have agreed that they will not act to terminate any policy by reason of the transactions contemplated by this Agreement. Each policy referred to in clause (i) above is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither Waccamaw nor any of its Subsidiaries has received any notice of cancellation or termination in respect of any such policy or is in default thereunder in any material respect.

          4.18 Affiliate Transactions. Except as disclosed in Section 4.18(a) of the Waccamaw Disclosure Schedule, (i) there is no Indebtedness between Waccamaw or any Subsidiary of Waccamaw, on the one hand, and Waccamaw, any officer, director or Affiliate (other than Waccamaw or any of its Subsidiaries) of Waccamaw, on the other, (ii) no such officer, director or Affiliate provides or causes to be provided any assets, services or facilities to Waccamaw or any Subsidiary which are individually o in the aggregate material to the Business or Condition of Waccamaw, (iii) neither Waccamaw nor any Subsidiary of

Waccamaw provides or causes to be provided any assets, services or facilities to any such officer, director or Affiliate which are individually or in the aggregate material to the Business or Condition of Waccamaw and (iv) neither Waccamaw nor any Subsidiary of Waccamaw beneficially owns, directly or indirectly, any Investment Assets issued by any such officer, director or Affiliate. Except a disclosed in Section 4.18(b) of the Waccamaw Disclosure Schedule, each of the Liabilities and transactions required to be listed in
Section 4.18(a) of the Waccamaw Disclosure Schedule was incurred or engaged in, as the case may be, on an arm's-length basis.

          4.19 Labor Relations. Except as disclosed in Section 4.19 of the Waccamaw Disclosure Schedule, no employee of Waccamaw or any of its Subsidiaries is presently a member of a collective bargaining unit and, to the Knowledge of Waccamaw, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of Waccamaw or any of its Subsidiaries. Since January 1, 1994, there has been no work stoppage, strike or other concerted action by employees of Waccamaw or any of its Subsidiaries which materially adversely affected the Business or Condition of Waccamaw.

         4.20 Environmental Matters. (a) Each of Waccamaw and its Subsidiaries has obtained all Licenses which are required under applicable Environmental Laws in connection with the conduct of the business or operations of Waccamaw or such Subsidiary, except where the failure to obtain any such License could not reasonably be expected to have, individually or in the aggregate with other such failures, a Material Adverse Effect on the Business or Condition of Waccamaw and its Subsidiaries. Eac of such Licenses is in full force and effect and each of Waccamaw and its Subsidiaries is in compliance with the terms and conditions of all such Licenses and with any applicable Environmental Law, except where the failure to be in compliance could not reasonably be expected to have, individually or in the aggregate with other such failures, a Material Adverse Effect on the Business or Condition of Waccamaw.

                  (b) Except as disclosed in Section 4.20(b) of the Waccamaw Disclosure Schedule, (i) no oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of Waccamaw or any of its Subsidiaries; (ii) no site or facility now or previously owned, operated or leased by Waccamaw or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up; and (iii) to the Knowledge of Waccamaw, there are no Hazardous Materials or underground storage tanks in, on, under or around any site or facility now or previously owned, operated or leased by Waccamaw or any of its Subsidiaries.

                  (c) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, Waccamaw or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by Waccamaw or any of its Subsidiaries which have not been delivered to the HomePlace Companies prior to the execution of this Agreement.

                  (d) Except as disclosed in Section 4.20(d) of the Waccamaw Disclosure Schedule, to the Knowledge of Waccamaw (i) neither Waccamaw nor any of its Subsidiaries has received oral or written notice of any violation, claim, demand, investigation or liability related to Waccamaw or any of its Subsidiaries, or to any site or facility now or previously owned, operated or leased by any of them, under any Environmental Law, and (ii) there are no circumstances that would reasonably be expected to lead to any such violation, claim, demand, investigation or liability.

                  (e) Neither Waccamaw nor any of its Subsidiaries has agreed to assume, undertake, or provide indemnification for any liability, including without limitation any obligation for corrective or remedial action, of any other person under any Environmental Law for environmental matters or conditions.

          4.21 Former Affiliate Liabilities. Except as disclosed in Section 4.21 of the Waccamaw Disclosure Schedule, there are no Liabilities against, relating to or affecting the Business or Condition of Waccamaw and its Subsidiaries that relate to Waccamaw's or any of its Subsidiaries' former relationship with Georgetown Industries, Inc. or any of Georgetown Industries, Inc.'s Affiliates, other than Liabilities that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business or Condition of Waccamaw and its Subsidiaries.

         4.22 Brokers. Except as disclosed in Section 4.18(a) of the Waccamaw Disclosure Schedule, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Waccamaw directly with Old HomePlace without the intervention of any Person on behalf of Waccamaw in such manner as to give rise to any valid claim by any Person against Waccamaw, the HomePlace Companies or any of their respective Subsidiaries for a finder's fee, brokerage commission or similar payment.


                                   ARTICLE V
                           COVENANTS OF OLD HOMEPLACE


                  Old HomePlace covenants and agrees with Waccamaw that, at all times from and after the date hereof until the Closing, Old HomePlace will comply with all covenants and provisions of this Article V, except to the extent Waccamaw may otherwise consent in writing.

          5.01 Regulatory and Other Approvals. Old HomePlace will, and will cause its Subsidiaries to, as promptly as practicable (a) take all commercially reasonable steps necessary to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Old HomePlace or any of its Subsidiaries to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Sections 3.04 and 3.05 of the HomePlace Disclosure Schedule, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) provide reasonable cooperation to Waccamaw in connection with the performance of its obligations under Sections 6.01 and 6.02. Old HomePlace will provide prompt notification to Waccamaw when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Waccamaw of any communications (and, unless precluded by applicable Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

          5.02 HSR Filings. In addition to and without limiting Old HomePlace's covenants contained in Section 5.01, Old HomePlace will (a) take promptly all actions necessary to make the filings required of Old HomePlace or its Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by Old HomePlace or its Affiliates from the Federal Trade Commission ("FTC") or the Antitrust Division of the Department of Justice ("DOJ") pursuant to the HSR Act and (c) cooperate with Waccamaw in connection with Waccamaw's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the FTC or the DOJ or state attorneys general.

          5.03 Investigation by Waccamaw. Old HomePlace will, and will cause its Subsidiaries to, (a) provide Waccamaw and its Representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of Old HomePlace and its Subsidiaries and their respective Assets and Properties and Books and Records, but only to the extent that such access does not unreasonably interfere with the business and operations of Old HomePlace and its Subsidiaries, and (b) furnish Waccamaw and such other Persons with all such information and data (including without limitation copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of Old HomePlace and its Subsidiaries as Waccamaw or any of such other Persons reasonably may request in connection with such investigation, except to the extent that furnishing any such information or data would violate any Law, Order, Contract or License applicable to Old HomePlace or any its Subsidiaries or by which any of their respective Assets and Properties is bound in which case Old HomePlace shall disclose to Waccamaw, to the extent allowed under such Contract or License, the existence of such Contract or License.

          5.04 No Solicitations. Prior to the Effective Time, subject to fiduciary duties imposed by Law or as required by the Bankruptcy Court, Old HomePlace will not take, nor will it permit any of its Subsidiaries or Affiliates (or authorize or permit any of the Old HomePlace Representatives acting for or on behalf of Old HomePlace or any of its Subsidiaries or Affiliates) to take, directly or indirectly, any action to solicit, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to Old HomePlace or any of its Subsidiaries or permitting access to the Assets and Properties and Books and Records of Old HomePlace or any Subsidiary of Old HomePlace) any offer or inquiry from any Person concerning an Old HomePlace Alternative Proposal. If Old HomePlace or any such Subsidiary or Affiliates (or any Old HomePlace Representative acting for or on their behalf) receives from any Person any offer, inquiry or informational request referred to above, Old HomePlace will promptly advise such Person, by written notice, of the terms of this Section 5.04 and will promptly, orally and in writing, advise Waccamaw of such offer, inquiry or request and deliver a copy of such notice to Waccamaw.

          5.05 Conduct of Business. Except as required by Law or the Bankruptcy Court or except as contemplated by this Agreement, the Reincorporation Merger Agreement or the Plan, Old HomePlace shall, and shall cause its Subsidiaries to conduct its business in the ordinary course consistent with past practice, subject to any obligations as a debtor and debtor-in-possession under the Bankruptcy Code. Without limiting the generality of the foregoing, except as required by applicable Law or the Bankruptcy Court or except as contemplated by this Agreement, the Reincorporation Merger Agreement or the Plan, Old HomePlace shall, and shall cause its Subsidiaries to:

                  (a) use commercially reasonable efforts, to the extent the officers of Old HomePlace believe such action to be in the best interests of Old HomePlace and its Subsidiaries, to preserve intact the present business organization and reputation of Old HomePlace and its Subsidiaries in all material respects, keep available (subject to dismissals and retirements in the ordinary course of business) the services of the key officers and employees of Old HomePlace and its Subsidiaries and maintain the good will of key customers, suppliers and lenders and other Persons with whom Old HomePlace or any of its Subsidiaries otherwise has significant business relationships;

                  (b) maintain the Assets and Properties of Old HomePlace and its Subsidiaries in good working order and condition, ordinary wear and tear excepted;

                  (c) use its reasonable efforts to maintain in effect its existing (or comparable replacement) property damage, liability and other insurance; and

                  (d) use its reasonable efforts to maintain in effect its existing Permits.

          5.06 Financial Statements and Reports. (a) As promptly as practicable and in any event no later than April 30, 1999, Old HomePlace will deliver to Waccamaw true and complete copies of the audited consolidated balance sheet, and the related audited consolidated statements of operations, stockholders' equity and cash flows, of Old HomePlace and its consolidated subsidiaries as of and for the fiscal year ending February 28, 1999, together with the notes, if any, relating thereto, which financial statements shall be prepared in accordance with GAAP and on a basis consistent with Old HomePlace Audited Financial Statements and shall fairly present the consolidated financial condition and results of operations of Old HomePlace and its consolidated Subsidiaries as of and for the period ended February 28, 1999.

                  (b) As promptly as practicable, Old HomePlace will deliver to Waccamaw true and complete copies of such other regularly-prepared financial statements, reports and analyses as may be prepared or received by Old HomePlace or any of its Subsidiaries relating to the business or operations of Old HomePlace or any of its Subsidiaries.

         5.07 Certain Restrictions. Except as expressly provided for in this Agreement, the Operative Agreements, the Plan, or the Reincorporation Merger Agreement, or as may be ordered by the Bankruptcy Court, Old HomePlace will, and will cause its Subsidiaries, to refrain from:

                  (a) amending their certificates or articles of incorporation or by-laws (or other comparable corporate charter documents) in any material respect or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any such corporation;

                  (b) authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to Old HomePlace or any of its Subsidiaries, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to Old HomePlace or any of its Subsidiaries;

                  (c) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of Old HomePlace or any of its Subsidiaries not wholly owned, directly or indirectly, by Old HomePlace, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to Old HomePlace or any of its Subsidiaries not wholly owned, directly or indirectly, by Old HomePlace;

                  (d) other than in the ordinary course of business, acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties individually or in the aggregate material to the Business or Condition of Old HomePlace;

                  (e) except for the tail insurance policy for directors and officers of Old HomePlace for a period of time not longer than six years and with an aggregate premium not greater than $100,000, entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to any Contract or License material to the Business or Condition of Old HomePlace;

                  (f) other than in the ordinary course of business (i) voluntarily incurring Indebtedness or (ii) purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right under, any Indebtedness (in either case other than Indebtedness of Old HomePlace or a Subsidiary of Old HomePlace owing to Old HomePlace or a wholly-owned Subsidiary of Old HomePlace or as authorized by an Order of the Bankruptcy Court);

                  (g) without limiting Section 5.04, engaging with any Person in any merger or other business combination;

                  (h) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding $500,000 (other than as mandated by an Order of the Bankruptcy Court);

                  (i) except as disclosed in Section 5.07(i) of the HomePlace Disclosure

Schedule, except to the extent required by applicable Law or reasonably and in good faith believed by the officers of Old HomePlace to be in the best interests of Old HomePlace, its Subsidiaries, and the Estates making any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy, or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or Tax purposes;

                  (j) other than in the ordinary course of business or to the extent required by applicable Law, adopting, entering into or becoming bound by any material Benefit Plan, employment-related Contract or collective bargaining agreement, or amending, modifying or terminating (partially or completely) any such Benefit Plan, employment-related Contract or collective bargaining agreement;

                  (k) making any change in its fiscal year; or

                  (l) entering into any Contract to do or engage in any of the foregoing.

          5.08 Affiliate Transactions. Except for Claims that will be discharged pursuant to the Confirmation Order and the Plan and except as set forth in
Section 5.08 of the HomePlace Disclosure Schedule, immediately prior to the Closing, all Indebtedness and other amounts owing under Contracts between Old HomePlace, any officer, director or Affiliate (other than or any Subsidiary of Old HomePlace) of Old HomePlace, on the one hand, and Old HomePlace or any of its Subsidiaries on the other, will be paid in full or otherwise dealt with under the Plan, and Old HomePlace will terminate and will cause any such officer, director or Affiliate to terminate each Contract with Old HomePlace or any Subsidiary of Old HomePlace. Prior to the Closing, neither Old HomePlace nor any Subsidiary of Old HomePlace will enter into any Contract or amend or modify any existing Contract, and will not engage in any transaction outside the ordinary course of business or as mandated by an Order of the Bankruptcy Court (except to perform its obligations under the Contracts disclosed in Section 3.15(a)(vii) of the Disclosure Schedule or those Contracts not required to be disclosed therein in accordance with Section 3.15(a)(vii)), with any such officer, director or Affiliate.

          5.09 Bankruptcy Court Approvals. (a) Old HomePlace shall, and shall cause each of the other Debtors to, use its reasonable efforts and shall assist and cooperate with Waccamaw to obtain (i) the approval by the Bankruptcy Court of the Disclosure Statement, (ii) entry of the Confirmation Order and (iii) from the Bankruptcy Court such other relief as may be necessary or appropriate in connection with the Agreement, the Plan, the Reincorporation Merger Agreement and the consummation of the transactions contemplated hereby and thereby. Old HomePlace shall, and shall cause each of the other Debtors to, consult with and seek the advice of Waccamaw regarding joint pleadings or positions either of them might take with the Bankruptcy Court in connection with the approval of the Disclosure Statement and the Plan and consummation of the transactions contemplated by the Plan. Except as the Debtors may in their good faith determine is otherwise required as a result of fiduciary duties imposed by La and subject to Section 5.12, the Debtors shall not file any pleading or take other action in the Bankruptcy Court with respect to this Agreement, the

Reincorporation Merger Agreement or the Plan or the consummation of the transactions contemplated hereby or thereby in a manner that adversely affects or is reasonably likely to adversely affect any rights or interests or the financial condition of Waccamaw or the Surviving Corporation, without first obtaining the written consent of Waccamaw, which consent shall not be unreasonably withheld; provided, that nothing contained in the foregoing shall be construed to limit in any way the Debtors' rights under this Agreement.

                  (b) Old HomePlace agrees to, and shall cause each of the other Debtors to, use reasonable efforts to ensure that the Plan and the Disclosure Statement, as filed with the Bankruptcy Court, contains adequate information. The Disclosure Statement shall contain a recommendation of the Board of Directors of Old HomePlace that holders of claims against or interests in the Debtors entitled to vote on the Plan vote to accept the Plan, subject to Old HomePlace's right to withdraw such recommendation upon its acceptance of an Old HomePlace Alternative Proposal, terminate this Agreement and withdraw the Plan and Disclosure Statement as contemplated by Section 10.01(g). Old HomePlace shall promptly notify Waccamaw if at any time before the Plan Effective Date it becomes aware that the Disclosure Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, the Debtors shall prepare a supplement or amendment to the Disclosure Statement which corrects such misstatement or omission and shall cause the same to be filed with the Bankruptcy Court and distributed to holders of claims against and interests in the Debtors entitled to vote on the Plan. The information supplied by the Debtors specifically for inclusion in the Disclosure Statement, at the date such information is supplied or included and at the time of mailing and the vote on the Plan, will not, to the Knowledge of Old HomePlace, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than any "forward-looking statements" contained therein, which at all relevant times, will comply in all material respects with Rule 175 under the Securities
Act). All costs and expenses of printing and mailing the Disclosure Statement and all other costs and expenses of the Debtors relating to the solicitation of votes in respect of the Plan shall be borne by Old HomePlace.

                  (c) Except as the Debtors may in their good faith determine is otherwise required as a result of fiduciary duties imposed by Law, if the Confirmation Order or any other Orders of the Bankruptcy Court relating to this Agreement, the Disclosure Statement, the solicitation of acceptance of the Plan or confirmation of the Plan shall be appealed by any party (or a petition for certiorari or motion for rehearing or reargument shall be filed with respect thereto), Old HomePlace agrees to take such steps, if any, as may be reasonable and appropriate to prosecute such appeal, petition or motion or defend against such appeal, petition or motion and to use reasonable efforts to obtain an expedited resolution of any such appeal.

         5.10 Reincorporation Merger. Old HomePlace and New HomePlace shall enter into the Reincorporation Merger Agreement and shall effect the Reincorporation Merger promptly after the Confirmation Date pursuant to the Plan and the Reincorporation Merger

Agreement. Upon consummation of the Reincorporation Merger, New HomePlace shall assume all of the obligations of Old HomePlace under this Article V.

         5.11 Conveyance Taxes. Old HomePlace shall cooperate with Waccamaw in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

         5.12 Filing of Plan. Old HomePlace will file a plan of reorganization with the Bankruptcy Court in the form attached hereto as Exhibit C (subject to amendment or supplement pursuant to and in accordance with this Section 5.12, the "Plan") and hereby agrees not to amend such Plan nor include or amend any supplement to such Plan:

                  (a) in a manner that changes any cash distributions under the Plan or the capital structure of Old HomePlace or New HomePlace so as to adversely affect Waccamaw or the Government of Kuwait or in any other manner that has a material economic affect on any rights or interests of Waccamaw, the Surviving Corporation or the Government of Kuwait, without first obtaining the written consent of Waccamaw; or

                  (b) in any other manner, without first obtaining the written consent of Waccamaw, which consent may not be unreasonably withheld.

                  On the Plan Effective Date and immediately prior to the Effective Time, New HomePlace shall distribute shares of New HomePlace Common Stock in accordance with the Plan. The parties hereto stipulate and agree that Waccamaw may, in its discretion, refuse to consent to any amendment or supplement referred to clause (a) above for any reason whatsoever and that any such refusal shall not be construed as unreasonably withholding Waccamaw's consent.

         5.13 Fulfillment of Conditions. Old HomePlace will execute and deliver at or prior to the Closing each Operative Agreement that it is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary and proceed diligently and in good faith to satisfy each condition to the obligations of Waccamaw contained in this Agreement.


                                   ARTICLE VI
                              COVENANTS OF WACCAMAW

                  Waccamaw covenants and agrees with Old HomePlace that, at all times from and after the date hereof until the Closing, Waccamaw will comply with all covenants and provisions of this Article VI, except to the extent Old HomePlace may otherwise consent in writing.

          6.01 Regulatory and Other Approvals. Waccamaw will, and will cause its Subsidiaries to, as promptly as practicable (a) take all commercially reasonable steps necessary to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Waccamaw or any of its Subsidiaries to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation (i) the Waccamaw Stockholder Approval and (ii) those described in Sections 4.04 and 4.05 of the Waccamaw Disclosure Schedule hereto,
(b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and
(c) provide reasonable cooperation to Old HomePlace in connection with the performance of their obligations under Sections 5.01 and 5.02. Waccamaw will provide prompt notification to Old HomePlace when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Old HomePlace of any communications (and, unless precluded by applicable Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

          6.02 HSR Filings. (a) In addition to and without limiting Waccamaw's covenants contained in Section 6.01, Waccamaw will (i) take promptly all actions necessary to make the filings required of Waccamaw or its Affiliates under the HSR Act, (ii) comply at the earliest practicable date with any request for additional information received by Waccamaw or its Affiliates from the FTC or the DOJ pursuant to the HSR Act and (iii) cooperate with Old HomePlace in connection with Old HomePlace's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the FTC or the DOJ or state attorneys general; and (b) Waccamaw shall pay all notice, application and filing fees associated with obtaining any antitrust Authorizations.

          6.03 Investigation by Old HomePlace. Waccamaw will, and will cause its Subsidiaries to, (a) provide Old HomePlace and its Representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of Waccamaw and its Subsidiaries and their respective Assets and Properties and Books and Records, but only to the extent that such access does not unreasonably interfere with the business and operations of the Waccamaw and its Subsidiaries, and (b) furnish Old HomePlace and such other Persons with all such information and data (including without limitation copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of Waccamaw and its Subsidiaries as Old HomePlace or any of such other Persons reasonably may request in connection with such investigation, except to the extent that furnishing any such information or data would violate any Law, Order, Contract or License applicable to Waccamaw or any of its Subsidiaries or by which any of their respective Assets and Properties is bound in which case Waccamaw shall disclose to Old HomePlace, to the extent allowed under such Contract or License, the existence of such Contract or License.

          6.04 No Solicitations. Prior to the Effective Time, Waccamaw will not take, nor will it permit any of its Subsidiaries or Affiliates (or authorize or permit any of its Representatives acting for or on behalf of Waccamaw or any of its Subsidiaries or Affiliates) to take, directly or indirectly, any action to solicit, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to Waccamaw or any of its Subsidiaries or permitting access to the Assets and Properties and Books and Records of Waccamaw or any Subsidiary of Waccamaw) any offer or inquiry from any Person concerning a Waccamaw Alternative Proposal. If Waccamaw or any such Subsidiary or Affiliates (or any Waccamaw Representative acting for or on their behalf) receives from any Person any offer, inquiry or informational request referred to above, Waccamaw will promptly advise such Person, by written notice, of the terms of this
Section 6.04 and will promptly, orally and in writing, advise Old HomePlace of such offer, inquiry or request and deliver a copy of such notice to Old HomePlace.

         6.05 Conduct of Business. Except as required by Law or as contemplated by this Agreement or the Plan, Waccamaw shall, and shall cause its Subsidiaries to, conduct its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as required by applicable Law or the Plan, Waccamaw shall, and shall cause its Subsidiaries to:

                  (a) use commercially reasonable efforts, to the extent the officers of Waccamaw believe such action to be in the best interests of Waccamaw and its subsidiaries, to preserve intact the present business organization and reputation of Waccamaw and its Subsidiaries in all material respects, keep available (subject to dismissals and retirements in the ordinary course of business) the services of the key officers and employees of Waccamaw and its Subsidiaries and maintain the good will of key customers, suppliers and lenders and other Persons with whom Waccamaw or any of its Subsidiaries otherwise has significant business relationships:

                  (b) maintain the Assets and Properties to Waccamaw and its Subsidiaries in good working order and condition, ordinary wear and tear excepted;

                  (c) use its reasonable efforts to maintain in effect its existing (or comparable replacement) property damage, liability and other insurance; and

                  (d) use its reasonable efforts to maintain in effect its existing Permits.

         6.06 Financial Statements and Reports. As promptly as practicable, Waccamaw will deliver to Old HomePlace true and complete copies of such other regularly-prepared financial statements, reports and analyses as may be prepared or received by Waccamaw or any of its Subsidiaries relating to the business or operations of Waccamaw or any of its Subsidiaries.

         6.07 Certain Restrictions. Except as expressly provided for in this Agreement, the Operative Agreements, or the Plan, Waccamaw will, and will cause its Subsidiaries to, refrain from:

                  (a) amending their certificates or articles of incorporation or by-laws (or other comparable corporate charter documents) in any material respect or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any such corporation;

                  (b) authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to Waccamaw or any of its Subsidiaries, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to Waccamaw or any of its Subsidiaries, other than in the ordinary course of business pursuant to the Waccamaw Option Plan not to exceed 400,000 shares of Waccamaw Common Stock reserved for issuance for such Options

                  (c) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of Waccamaw or any of its Subsidiaries not wholly owned, directly or indirectly, by Waccamaw, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to Waccamaw or any of its Subsidiaries not wholly owned, directly or indirectly, by the Waccamaw;

                  (d) other than in the ordinary course of business, acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties individually or in the aggregate material to the Business or Condition of Waccamaw;

                  (e) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to, any Contract or License material to the Business or Condition of Waccamaw, other than in the ordinary course of business;

                  (f) other than in the ordinary course of business (i) voluntarily incurring Indebtedness, or (ii) purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right under, any Indebtedness (in either case other than Indebtedness of Waccamaw or a Subsidiary of Waccamaw owing to Waccamaw or a wholly-owned Subsidiary of Waccamaw);

                  (g) without limiting Section 6.04, engaging with any Person in any merger or other business combination;

                  (h) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding $4,000,000;

                  (i) except to the extent required by applicable Law or reasonably and in good faith believed by the officers of Waccamaw to be in the best interests of Waccamaw and its Subsidiaries, making any material change in
(A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy, or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or Tax purposes;

                  (j) other than in the ordinary course of business or to the extent required by applicable Law, adopting, entering into or becoming bound by any material Benefit Plan, employment-related Contract or collective bargaining agreement, or amending, modifying or terminating (partially or completely) any such Benefit Plan, employment-related Contract or collective bargaining agreement;

                  (k) making any change in its fiscal year; or

                  (l) entering into any Contract to do or engage in any of the foregoing.

          6.08 Affiliate Transactions. Except for the contracts and agreements identified in Section 6.08 of Waccamaw Disclosure Schedule, immediately prior to the Closing, all Indebtedness and other amounts owing under Contracts between Waccamaw, any officer, director or Affiliate (other than Waccamaw or any Subsidiary of Waccamaw) of Waccamaw, on the one hand, and Waccamaw or any of its Subsidiaries, on the other, will be paid in full, and Waccamaw will terminate and will cause any such officer director or Affiliate to terminate each Contract with Waccamaw or any Subsidiary. Prior to the Closing, neither Waccamaw nor any Subsidiary will enter into any Contract or amend or modify any existing Contract, and will not engage in any transaction outside the ordinary course of business (except to perform its obligations under the Contracts disclosed in Section 4.15(a)(vii) of the Waccamaw Disclosure Schedule or those Contracts not required to be disclosed therein in accordance with Section 4.15(a)(vii ), with any such officer, director or Affiliate.

          6.09 Bankruptcy Court Approvals. (a) Waccamaw shall assist and cooperate with the Debtors to (i) obtain the approval by the Bankruptcy Court of the Disclosure Statement, (ii) obtain the Confirmation Order and (iii) obtain from the Bankruptcy Court such other relief as may be necessary or appropriate in connection with this Agreement, the Plan and the consummation of the transactions contemplated hereby and thereby. Waccamaw shall not file any pleading or take other action in the Bankruptcy Court with respect to this Agreement or the Plan or the consummation of the transactions contemplated hereby or thereby in a manner that adversely affects or is reasonably likely to adversely affect any rights or interests of the Debtors or the Surviving Corporation, without first obtaining the written consent of Old HomePlace, which consent shall not be unreasonably withheld; provided, that nothing contained in the foregoing shall be construed to limit in any way Waccamaw's rights under this Agreement, including, without limitation, Waccamaw's rights under Article X hereof.

                  (b) Waccamaw agrees to assist and cooperate with the Debtors to ensure that the Plan and the Disclosure Statement, as filed with the Court, contains adequate information. Waccamaw shall from time to time furnish to the Debtors all such information about Waccamaw or the Government of Kuwait required to be disclosed in the Disclosure Statement. Waccamaw shall promptly notify the Debtors if at any time before the Plan Effective Date it becomes aware that the Disclosure Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, the Debtors shall prepare a supplement or amendment to the Disclosure Statement which corrects such misstatement or omission and shall cause the same to be filed with the Bankruptcy Court and distributed to holders of claims against and interests in the Debtors entitled to vote on the Plan. The information supplied by Waccamaw specifically for inclusion in the Disclosure Statement, at the date such information is supplied or included and at the time of mailing and the vote on the Plan, will not, to the Knowledge of Waccamaw, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than any "forward-looking statements" contained therein, which at all relevant times, will comply in all material respects with Rule 175 under the Securities Act).

                  (c) If the Confirmation Order or any other Orders of the Bankruptcy Court relating to this Agreement, the Disclosure Statement, the solicitation of acceptance of the Plan or confirmation of the Plan shall be appealed by any party (or a petition for certiorari or motion for rehearing or reargument shall be filed with respect thereto), Waccamaw agrees, subject to
Article X hereof, to take such steps, if any, as may be reasonable and appropriate to prosecute such appeal, petition or motion or defend against such appeal, petition or motion and to use reasonable efforts to obtain an expedited resolution of any such appeal.

         6.10 Waccamaw Option Plan. Prior to the Effective Time, Waccamaw shall amend the Waccamaw Option Plan to (i) increase the number of shares which may be issued under Waccamaw Stock Options granted under the Waccamaw Option Plan to four million shares of Waccamaw Common Stock, which shall be converted at the Effective Time to two million shares of Common Stock pursuant to Section 9.05, and (ii) provide for such other terms that are agreed upon by Old HomePlace and Waccamaw.

         6.11 Fulfillment of Conditions. Waccamaw will execute and deliver at or prior to the Closing each Operative Agreement that Waccamaw is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary and proceed diligently and in good faith to satisfy each condition to the obligations of Old HomePlace contained in this Agreement.



                                  ARTICLE VII
                      CONDITIONS TO OBLIGATIONS OF WACCAMAW


                  The obligations of Waccamaw hereunder to effect the Merger is subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Waccamaw in its sole discretion):

         7.01 Representations and Warranties. The representations and warranties made by Old HomePlace in this Agreement, taken as a whole, shall be true and correct, in all material respects on and as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the

Closing Date, on and as of such earlier date.

          7.02 Performance. Old HomePlace shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Old HomePlace at or before the Closing; provided, however, Old HomePlace and New HomePlace shall have performed and complied with, in all respects, the agreement required by Section 5.12 and the last sentence of Section 5.09(a) to be so performed or complied with by Old HomePlace or New HomePlace at or before the Closing.

         7.03 Officer's Certificates. New HomePlace shall have delivered to Waccamaw a certificate, dated the Closing Date and executed in the name and on behalf of New HomePlace by the Chairman of the Board, the President or any Executive or Senior Vice President of New HomePlace, substantially in the form and to the effect of Exhibit D hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of New HomePlace, substantially in the form and to the effect of Exhibit E hereto.

         7.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by the Plan, this Agreement or any of the Operative Agreements.

          7.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Waccamaw and Old HomePlace to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including under the HSR Act, shall have occurred.

         7.06 Confirmation Order. The Confirmation Order shall have been entered, at least ten (10) days shall have passed since the entry and it shall not be subject to any stay, and all conditions to the Plan Effective Date shall have been satisfied or duly waived in accordance with the applicable provisions of the Plan.

         7.07 Third Party Consents. The consents (or in lieu thereof waivers) listed in Section 7.07 of the Waccamaw Disclosure Schedule shall have been obtained and shall be in full force and effect.

         7.08 Waccamaw Stockholder Approval. This Agreement shall have been adopted by the requisite vote of the stockholders of Waccamaw under the SCBCA (the "Waccamaw Stockholder Approval").

         7.09 Reincorporation Merger. Old HomePlace shall have merged with and into New HomePlace pursuant to the Reincorporation Merger Agreement.

          7.10 Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred with respect to Old HomePlace and its Subsidiaries and there shall exist no facts or circumstances arising after the date hereof, which in the aggregate would, or insofar as is reasonably likely to, when taken together with any breaches or violations of any representations, warranties, covenants and agreements of Old HomePlace contained herein, have a Material Adverse Effect on Old HomePlace and its Subsidiaries. For purposes of this Section 7.10 any adverse effects on Old HomePlace and its Subsidiaries resulting from (i) general economic or financial conditions or (ii) the effectuation of the Plan, shall not be taken into account in determining whether a Material Adverse Effect has occurred under this Section 7.10.

                  Notwithstanding the foregoing, Waccamaw's obligations to consummate the transactions contemplated hereby shall not be relieved by the failure of any of the foregoing conditions if such failure is the result, direct or indirect, of any breach by Waccamaw of its material obligations under this Agreement, the Plan or the Confirmation Order with respect to the transactions contemplated hereby.


                                  ARTICLE VIII
              CONDITIONS TO OBLIGATIONS OF THE HOMEPLACE COMPANIES


                  The obligations of Old HomePlace and New HomePlace hereunder to effect the Merger is subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Old HomePlace in its sole discretion):

         8.01 Representations and Warranties. The representations and warranties made by Waccamaw in this Agreement, taken as a whole, shall be true and correct, in all material respects on and as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

         8.02 Performance. Waccamaw shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Waccamaw at or before the Closing; provided, however, Waccamaw shall have performed and complied with, in all respect, the agreement required by the last sentence of Section 6.09(a) to be so performed or complied with by Waccamaw at or before the Closing.

         8.03 Officer's Certificates. Waccamaw shall have delivered to Old HomePlace a certificate, dated the Closing Date and executed in the name and on behalf of Waccamaw by the Chairman of the Board, the President or any Executive or Senior Vice President of Waccamaw, substantially in the form and to the effect of Exhibit F hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Waccamaw, substantially in the form and to the effect of Exhibit G hereto.

         8.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by the Plan, this Agreement or any of the Operative Agreements.

          8.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Waccamaw and Old HomePlace to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including under the HSR Act, shall have occurred.

         8.06 Confirmation Order. The Confirmation Order shall have been entered, at least then (10) days shall have passed since the entry and it shall not be subject to any stay, and all conditions to the Plan Effective Date shall have been satisfied or duly waived in accordance with the applicable provisions of the Plan.

         8.07 Third Party Consents. The consents (or, in lieu thereof, waivers) listed in Section 8.07 of the HomePlace Disclosure Schedule shall have been obtained and shall be in full force and effect.

         8.08 Waccamaw Stockholder Approval. The Waccamaw Stockholder Approval shall have been obtained.

         8.09 Subscription Agreement. KIA and New HomePlace shall have entered into the Subscription Agreement, substantially in the form of Exhibit H hereto (the "Subscription Agreement").

         8.10 Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred with respect to Waccamaw and its Subsidiaries and there shall exist no facts or circumstances arising after the date hereof, which in the aggregate would, or insofar as is reasonably likely to, when taken together with any breaches or violations of any representations, warranties, covenants and agreements of Waccamaw contained herein, have a Material Adverse Effect on Waccamaw and its Subsidiaries. For purposes of this
Section 8.10 any adverse effects on Waccamaw and its Subsidiaries resulting from general economic or financial conditions shall not be taken into account in determining whether a Material Adverse Effect has occurred under this Section 8.10.

                  Notwithstanding the foregoing, the HomePlace Companies' obligations to consummate the transactions contemplated hereby shall not be relieved by the failure of any of the foregoing conditions if such failure is the result, direct or indirect, of any breach by Old HomePlace or New HomePlace of its respective material obligations under this Agreement, the Plan or the Confirmation Order with respect to the transactions contemplated hereby.

                                   ARTICLE IX
                              ADDITIONAL AGREEMENTS


          9.01 Employee Benefits.. From the Effective Time until December 31, 1999, New HomePlace shall, with respect to all employees of Old HomePlace who become employees of the Surviving Corporation ("HP Employees"), provide for their coverage under benefit plans, programs and arrangements providing benefits not substantially less favorable in the aggregate to such HP Employees than the Benefit Plans listed in Section 9.1 of the HomePlace Disclosure Schedule, including without limitation group health plans which do not exclude or limit the coverage of such HP Employees on account of waiting periods or pre-existing conditions, and which have in all material respects identical or superior coverage in terms of employee participation and benefit levels with respect to health plans. If upon participation in the Waccamaw health and medical Benefit Plans appropriate credits are given to the HP Employees in respect of plan deductibles and co-payments and there are no waiting period and pre-existing condition limitations applied against such HP Employees, then New HomePlace and Waccamaw agree for purposes of this Section 9.01 that the Waccamaw health and medical Benefit Plans existing on the date hereof provide benefits which are not substantially less favorable in the aggregate as compared to similar New Homeplace Benefit Plans covering the HP Employees as of the date hereof. From the Effective Time until December 31, 1999 (but not beyond, in the case of each individual "COBRA" qualified beneficiary or related individual, the maximum period of coverage set forth in Sections 602(2)(A), (C), (D) and (E), but not
(B), of ERISA), the Surviving Corporation shall provide group health plan continuation coverages required to be provided by New HomePlace in accordance with Section 4980B of the Tax Code and Sections 601 through 609 of ERISA for and to all current and former HP Employees and their eligible dependents provided that any such continuation for any particular qualified beneficiary or related individual shall be subject to such qualified beneficiary's or such related individual's payment of all required premiums and so long as the qualified beneficiary or related individual does not commit fraud on the plan. For purposes of any participation, length of service requirements, waiting periods, vesting periods, vacation or severance pay, or differential benefits based on length of service under any Employee Plan for which an HP Employee may be eligible after the Closing, the Surviving Corporation shall ensure that service by such Employee with Old HomePlace shall be counted and treated as service with the Surviving Corporation. Notwithstanding the foregoing, (i) no such past service credit shall be granted for any purposes in respect of any defined benefit pension plan; (ii) no past service credit shall be provided by the Surviving Corporation for purposes of any defined contribution pension plan (other than in respect of any defined contribution pension plan originally sponsored by Old HomePlace for so long as HP Employees continue to participate in a defined contribution pension plan originally sponsored by Old HomePlace (but such prior past service credit for vesting and eligibility, but not for benefit accrual shall be retroactively credited at such time as such Old HomePlace's defined contribution pension plan is merged into the Waccamaw defined contribution pension plan); (iii) nothing in this Section 9.01 shall be construed to require double coverage of any type under any benefit plan, program, policy or arrangement;

and (iv) all current and former HP Employees who are entitled on the date hereof or who become entitled to COBRA continuation coverage thereafter but prior to December 31, 1999 shall be entitled to COBRA continuation coverage of the type and at the levels provided by the New HomePlace health and medical Benefit Plans at the Effective Time pursuant to either the New HomePlace health and medical Benefit Plans or the Surviving Corporation health and medical Benefit Plans.

          9.02 Rollover of Severance Plan. Waccamaw and New HomePlace each agree that the Surviving Corporation shall provide the severance benefits pursuant to the Waccamaw severance plan attached hereto as Exhibit I-1 to this Agreement to any employee of New HomePlace whose employment is terminated after the Effective Time as a result of or in connection with the transactions contemplated by this Agreement (a "Terminated HP Employee"); provided, however, that nothing in this
Section 9.02 shall be construed to require double payment of severance benefits. In addition, Waccamaw and New HomePlace each agree that the Surviving Corporation shall provide each such Terminated HP Employee with the benefit of the professional outplacement services described in Exhibit I-2. Waccamaw and New HomePlace also each agree that, notwithstanding anything to the contrary contained in Exhibit I-1 or otherwise, the Surviving Corporation and Waccamaw shall not, prior to February 2, 2000, alter, amend, discontinue, or make exceptions to the severance benefits set forth in the first sentence of this
Section 9.02.

          9.03 WARN Act.. Waccamaw and Old HomePlace agree to cooperate with each other in connection with compliance with the requirements of the Workers' Adjustment & Retraining Notification Act ("WARN"), to the extent such statute may be applicable to any terminations of employment by one or both of the parties as a result of this Agreement. Each of Waccamaw and Old HomePlace shall have the right to review any WARN notice the other intends to send to employees whose employment may be terminated, and no such notification will be issued without the other party's approval, which approval shall not be unreasonably withheld.

          9.04 Pollock Severance Payment. So long as Lawrence Pollock has not been terminated for Cause (as defined in the Pollock Agreement) prior to the Effective Time and regardless of when the Effective Date (as defined in the Pollock Agreement) occurs and whether his Term (as defined in the Pollock Agreement) has expired, the parties hereto agree that Lawrence Pollock shall be deemed to be terminated without Cause at the Effective Time for purposes of the Pollock Agreement and, except as se forth below, the Surviving Corporation shall pay to Lawrence Pollock on the Closing Date an amount equal to the Confirmation Fee (which consists of the cash and an Allowed Claim as described in clauses (A) and (B) of Section 3(c)(i) of the Pollock Agreement) and the Severance Payment (each, as defined in the Pollock Employment Agreement); provided, however, the pro-rated portion of the Performance Bonus (as defined in the Pollock Agreement) included in the amount of the Severance Payment shall only be calculated for the period ending on the date that is the earlier of (i) the Closing Date, and (ii) June 30, 1999; and provided, further, Lawrence Pollock shall be entitled to receive the distribution of the Allowed Claim described in clause (B) of Section 3(c)(i) of the Pollock Agreement in the same manner and form and according to the same timing as the holders of the other Allowed Claims in the same class as provided in the Plan.


          9.05 Waccamaw Stock Plan. (a) At the Effective Time, each outstanding option to purchase shares of Waccamaw Common Stock (a "Waccamaw Stock Option") under the Waccamaw Option Plan, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Waccamaw Stock Option, a number of shares of Common Stock equal to the product (rounded down to the nearest whole share) of (i) the number of shares of Waccamaw Common Stock issuable upon exercise of the option immediately prior to the Effective Time and (ii) the Conversion Number; and the option exercise price per share of Common Stock at which such option is exercisable shall be the amount (rounded up to the nearest whole cent) obtained by dividing (iii) the option exercise price per share of Waccamaw Common Stock at which such option is exercisable immediately prior to the Effective Time by
(iv) the Conversion Number.

                  (b) As soon as practicable after the Effective Time, the Surviving Corporation shall deliver to the participants in the Waccamaw Option Plan appropriate notices setting forth such participants' rights pursuant thereto and the grants pursuant to the Waccamaw Option Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section after giving effect to the Merger).

                  (c) The Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Common Stock for delivery under the Waccamaw Option Plan as adjusted in accordance with this Section and Section 6.10 including, without limitation, the reservation for issuance of two million shares of Common Stock pursuant to the exercise of Waccamaw Stock Options to be issued to directors and officers of the Surviving Corporation.


                                    ARTICLE X
                                   TERMINATION


         10.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time:

                  (a) By mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective boards of Directors;

                  (b) By either Old HomePlace or Waccamaw upon notification to the non-terminating party by the terminating party:

                  at any time after July 31, 1999 ("Termination Date"), if the
                           Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party;

                  if there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement, which breach is not curable or, if curable, has not been cured within thirty (30) days following receipt by the non-terminating party of notice of such breach from the terminating party; or

                  if any court of competent jurisdiction or other competent
                           Governmental or Regulatory Authority shall have issued an Order (including an Order denying confirmation of the Plan) making illegal or otherwise restricting, preventing or prohibiting the Merger and such Order shall have become final and non-appealable.

                  (c) By Old HomePlace on the fifteenth (15th) day after the date hereof in the event the Waccamaw Stockholder Approval has not been obtained and a copy thereof delivered to Old Homeplace;

                  (d) By Old HomePlace on the Confirmation Date in the event the KIA has not executed and delivered the Subscription Agreement and delivered the Letter of Credit to Old HomePlace or provided other assurance reasonably acceptable to Old HomePlace and the Creditors' Committee that immediately available funds will be available on the Closing Date to fund payment of the Waccamaw Shareholder Subscription Commitment (as defined in the Plan).

                  (e) By Waccamaw on the thirtieth (30th) day after the date hereof in the event the Bankruptcy Court has not issued an Order approving this
Article X.

                  (f) By any party hereto by written notice to the other party,
(i) in the event and promptly following the time that the Plan shall have been voted upon and the requisite number and amount of holders of claims in each class of claims provided for in the Plan entitled to vote shall have failed to accept the Plan unless, as to those such classes that have failed to accept the Plan, a cramdown of a plan of reorganization is sought by the Debtors pursuant to Section 1129(b) of the Bankruptcy Code; or (ii) any condition to such party's obligation to consummate the transactions contemplated hereby is reasonably determined by such party to be incapable of being satisfied by the Termination Date (other than any incapacity caused by a breach by such party of any of its material obligations hereunder); provided, however, that, in the event any Order referred to in Sections 7.04 or 8.04 that was entered prior to the Termination Date continues for 60 days without being vacated, discharged or dismissed, this Agreement may be terminated after the close of business of such 60th day (even if prior to the Termination Date);

                  (g) By Old HomePlace if the Board of Directors of Old HomePlace determines in good faith, after consultation with outside counsel, that termination of the Agreement is required for the Board of Directors to comply with its fiduciary duties imposed by Law by reason of an unsolicited bona fide Old HomePlace Alternative Proposal having been made; provided that Old HomePlace shall notify Waccamaw and the Creditors Committee promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to such Old HomePlace Alternative Proposal, but in no event shall such notice be given less than forty-eight (48) hours prior to the public announcement of Old HomePlace's termination of this Agreement; and provided further that Old HomePlace's ability to terminate this Agreement pursuant to this paragraph (g) is conditioned upon the prior payment by Old HomePlace to Waccamaw of any amounts owed by it pursuant to Section 10.03(a);

          10.02 Effect of Termination. If this Agreement is validly terminated pursuant to Section 10.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of any party hereto (or any of their respective Representatives or Affiliates); provided, that the provisions with respect to expenses in Section 12.04 and confidentiality in
Section 12.06, and the provisions of this Article X will continue to apply following any such termination; and provided further, that in the event of such valid termination pursuant to Section 10.01 of this Agreement nothing contained in this Agreement will relieve any party from any Liability for any material breach prior to such termination of such party's representations, warranties, covenants or agreements set forth in this Agreement.

          10.03 Termination Fee. (a) In the event that any person or group shall have made an Old HomePlace Alternative Proposal and Old HomePlace desires to terminate this Agreement pursuant to Section 10.01(g), as a condition precedent to Old HomePlace's ability to so terminate this Agreement, Old HomePlace shall pay to Waccamaw, in immediately available funds, a termination fee (the "Termination Fee") of $2,000,000 plus an amount equal to all reasonable documented out-of-pocket expenses and fee actually incurred by Waccamaw with respect to the period up to the date of termination in connection with this Agreement and the transactions contemplated hereby. The parties hereto hereby agree that any such fee paid or payable as aforesaid is in the nature of liquidated damages and is in lieu of any other payments or damages hereunder, unless Old HomePlace has otherwise materially breached any of its representations, warranties, covenants or agreements set forth in this Agreement.

                  (b) In the event that an Old Homeplace Alternative Proposal is made or revived by a third party after the date of this Agreement and thereafter Old HomePlace or New HomePlace terminates this Agreement pursuant to Section 10.01(b)(i) and, within four (4) months of such termination, Old HomePlace or New HomePlace enters into a definitive agreement with respect to such Old HomePlace Alternative Proposal or another transaction with the third party that made such Old HomePlace Alternative Proposal or an Affiliate of such third party, simultaneously with the consummation of any transaction contemplated by such Old HomePlace Alternative Proposal (as the same may be amended by any of the parties involved in such Old HomePlace Alternative Proposal), Old HomePlace shall pay to Waccamaw the Termination Fee in immediately available funds.

                  (c) If this Agreement is terminated because the Plan shall have been voted upon and the requisite number and amount of holders of claims in each class of claims provided for in the Plan entitled to vote shall have failed to accept the Plan and the Plan is not otherwise confirmed under Section 1129(b) of the Bankruptcy Code and, (i) prior to such termination, the Bankruptcy Court shall have ratified and approved Old HomePlace's execution and delivery of this Agreement and authorized Old HomePlace to take all actions reasonably necessary to consummate the transactions contemplated hereby and (ii) after the date of this Agreement, an Old HomePlace Alternative Proposal shall have been made or revived and shall not have been publicly withdrawn by a third party as of the time of such termination, in the event that Old HomePlace shall, within four (4) months of such termination, enter into a definitive agreement with respect to such Old HomePlace Alternative Proposal or another transaction with the third party that made the Old HomePlace Alternative Proposal or an Affiliate of such third party, simultaneously with the consummation of any transaction contemplated by such Old HomePlace Alternative Proposal, Old HomePlace shall pay to Waccamaw the Termination Fee in immediately available funds; provided, however, that no such fee shall be paid or payable if, at the time of the termination of this Agreement as aforesaid, Waccamaw shall have been in material breach of this Agreement, including under Section 6.04. The parties hereby agree that any such fee paid or payable as aforesaid is in the nature of liquidated damages and is in lieu of any other payments or damages hereunder.

                  (d) Notwithstanding any provision of this Agreement to the contrary, Old HomePlace shall not be required to pay Waccamaw more than one Termination Fee.

                  (e) Any obligation of Old HomePlace to pay to Waccamaw a cash fee pursuant to Section 10.03(a), (b) or (c) shall be treated as an allowed administrative expense under Section 507(A)(1) of the Bankruptcy Code.


                                   ARTICLE XI
                                   DEFINITIONS


         11.01 Definitions. (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

                  "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation.

                  "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more o the voting securities of another Person shall be deemed to control that Person.

                  "Agreement" means this Merger Agreement and the Exhibits, the HomePlace Disclosure Schedule, the Waccamaw Disclosure Schedule and the certificates delivered in accordance with Sections 7.03 and 8.03, as the same shall be amended from time to time.

                  "Allowed Claims" has the meaning ascribed to it in the Plan.

                  "Articles of Merger" has the meaning ascribed to it in Section 1.03.

                  "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person.

                  "Bankruptcy Code" has the meaning ascribed to it in the forepart of this Agreement.

                  "Bankruptcy Court" has the meaning ascribed to it in the forepart of this Agreement.

                  "Benefit Plan" means any Employee Plan established by Old HomePlace or Waccamaw, as the case may be, or any of their respective Subsidiaries, or any predecessor or ERISA Affiliate of any of the foregoing, existing at the Closing Date or at any time within the six (6) year period prior thereto, to which Old HomePlace or Waccamaw, as the case may be, or any of their respective Subsidiaries or ERISA Affiliates contributes or has contributed, or under which any employee, former employee or director of Old HomePlace or Waccamaw, as the case may be, or any of their respective Subsidiaries or ERISA Affiliates or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

                  "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of a Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the States of Nevada, Delaware and South Carolina are authorized or obligated to close.

                  "Business or Condition" with respect to any Person means the business, financial condition or results of operations of such Person and its Subsidiaries taken as a whole.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

                  "CERCLIS" means the Comprehensive Environmental Response and Liability

Information System, as provided by 40 C.F.R. ss.300.5.

                  "Certificate of Merger" has the meaning ascribed to it in
Section 1.03.

                  "CEO" has the meaning ascribed to it in Section 1.05.

                  "Claims" has the meaning ascribed to it in the Plan.

                  "Closing" has the meaning ascribed to it in Section 1.02.

                  "Closing Date" has the meaning ascribed to it in Section 1.02.

                  "Common Stock" has the meaning ascribed to it in Section 2.01(a).

                  "Confirmation Date" has the meaning ascribed to it in the forepart of this Agreement.

                  "Confirmation Order" has the meaning ascribed to it in the forepart of this Agreement.

                  "Constituent Corporations" has the meaning ascribed to it in
Section 1.01.

                  "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract.

                  "Conversion Number" has the meaning ascribed to it in Section 2.01(a).

                  "Creditor's Committee" means the creditor's committee appointed by the U.S. Trustee on January 16, 1998, to represent unsecured creditors of the Debtors, as such committee may be constituted from time to time.

                  "Debtors" has the meaning ascribed to it in the forepart of this Agreement.

                  "Defined Benefit Plan" means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Tax Code or Title IV of ERISA.

                  "Delaware Secretary of State" has the meaning ascribed to it in Section 1.03.

                  "DGCL" has the meaning ascribed to it in Section 1.01.

                  "Disclosure Statement" has the meaning ascribed to it in the forepart of this Agreement.

                  "DOJ" has the meaning ascribed to it in Section 5.02.

                  "Effective Time" has the meaning ascribed to it in Section
1.03.

                  "Employee Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

                 "Environmental Law" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "ERISA Affiliate" with respect to any entity means any Person who is or has been in the same controlled group of corporations or who is or has been under common control with such entity or any of its Subsidiaries (within the meaning of Section 414 of the Tax Code).

                  "Estates" has the meaning ascribed to it in the forepart of this Agreement.

                  "FTC" has the meaning ascribed to it in Section 5.02.

                  "Financial Statements" means the consolidated financial statements of Old HomePlace or Waccamaw, as the case may be, and its consolidated subsidiaries delivered to Waccamaw or Old HomePlace, as the case may be, pursuant to Section 3.07 or Sections 4.07 as the case may be.

                  "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

                  "HomePlace Companies" has the meaning ascribed to it in the forepart of this Agreement.

                  "HomePlace Director Designees" has the meaning ascribed to it in Section 1.05.

                  "HomePlace Disclosure Schedule" means the record delivered to Waccamaw by Old HomePlace and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Old HomePlace pursuant to this Agreement.

                  "HomePlace Leased Property" has the meaning ascribed to it in
Section 3.12.

                  "HomePlace Leases" has the meaning ascribed to it in Section 3.12.

                  "HomePlace Unaudited Financial Statements" means the Financial Statements for the most recent fiscal quarter of Old HomePlace delivered to Waccamaw pursuant to Section 3.07(a).

                  "HomePlace Unaudited Financial Statement Date" means the last day of the most recent fiscal quarter of Old HomePlace for which Financial Statements are delivered to Waccamaw pursuant to Section 3.07(a).

                  "HP Employees" has the meaning ascribed to it in Section 9.01.

                  "HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

                  "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

                  "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, copyrights and copyright rights, processes, formulae, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

                  "Investment Assets" of any entity means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by such entity or any of its Subsidiaries and issued by any entity other than such entity or any of its Subsidiaries (other than trade receivables generated in the ordinary course of business of such entity and its Subsidiaries).

                  "IRS" means the United States Internal Revenue Service.

                  "KIA" means the Kuwait Investment Authority, as agent for the Government of Kuwait.

                  "Knowledge of Old HomePlace" means the actual knowledge of Patrick J. Fodale, Robert Hurwitz and Lawrence I. Pollock.

                  "Knowledge of Waccamaw" means the actual knowledge of Gregory
K. Johnson, David Frost, William Miller and Robert Jewell.

                  "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Letter of Credit" means the letter of credit to be delivered by the KIA to New HomePlace pursuant to the Subscription Agreement.

                  "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                  "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

                  "Material Adverse Effect" means with respect to an entity (or group of entities taken as a whole) any event, change or effect which is materially adverse to the business, financial condition or results of operations of such entity (or of such group of entities) taken as a whole.

                  "Merger" has the meaning ascribed to it in the forepart of this Agreement.

                  "New HomePlace" has the meaning ascribed to it in the forepart of this

Agreement.

                  "New HomePlace Common Stock" has the meaning ascribed to it in the forepart of this Agreement.

                  "NPL" means the National Priorities List under CERCLA.

                  "Old HomePlace" has the meaning ascribed to it in the forepart of this Agreement.

                  "Old HomePlace Alternative Proposal" means any proposal for a merger or other business combination to which Old HomePlace or any of its Subsidiaries is a party or the direct or indirect acquisition of any equity interest in, or a substantial portion of the assets of, Old HomePlace or any of its Subsidiaries, other than the transactions contemplated by this Agreement or Reincorporation Merger Agreement.

                  "Old HomePlace Class A Common Stock" means Class A Common Stock, par value $0.001 per share, of Old HomePlace.

                  "Old HomePlace Class B Common Stock" means Class B Common Stock, par value $0.001 per share, of Old HomePlace.

                  "Old HomePlace Class C Common Stock" means Class C Common Stock, par value $0.001 per share, of Old HomePlace.

                  "Old HomePlace Class D Common Stock" means Class D Common Stock, par value $0.001 per share, of Old HomePlace.

                  "Old HomePlace Class 1 Serial Preferred Stock" means Class 1 Serial Preferred Stock, par value $0.001 per share, of Old HomePlace.

                  "Old HomePlace Class 2 Serial Preferred Stock" means Class 2 Serial Preferred Stock, par value $0.001 per share, of Old HomePlace.

                  "Old HomePlace Common Stock" means the Old HomePlace Class A Common Stock, the Old HomePlace Class B Common Stock, the Old HomePlace Class C Common Stock and the Old HomePlace Class D Common Stock.

                  "Old HomePlace Preferred Stock" means the Old HomePlace Series A Preferred Stock, the Old HomePlace Class 1 Serial Preferred Stock and the Old HomePlace Class 2 Serial Preferred Stock.

                  "Old HomePlace Series A Preferred Stock" means Series A Preferred Stock, par value $0.001 per share, of Old HomePlace.

                  "Operative Agreements" means the Reincorporation Merger Agreement and the

Subscription Agreement.

                  "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares o capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

                  "Pension Benefit Plan" means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

                  "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens could not reasonably be expected to materially adversely affect the Business or Condition of Old HomePlace.

                  "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Petition Date" has the meaning ascribed to it in the forepart of this Agreement.

                  "Plan" has the meaning ascribed to it in the Section 5.12.

                  "Plan Effective Date" has the meaning ascribed to it in the forepart of this Agreement.

                  "Pollock Employment Agreement" means the Employment Agreement, dated August 21, 1998, by and among Lawrence Pollock and the Debtors.

                  "Qualified Plan" means each Benefit Plan which is intended to qualify under Section 401 of the Tax Code.

                  "Reincorporation Merger" has the meaning ascribed to it in the forepart of this Agreement.

                  "Reincorporation Merger Agreement" means the merger agreement between Old HomePlace and New HomePlace, in such form as Old HomePlace, Waccamaw and the Creditors' Committee shall reasonably agree.

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                  "Reorganization Cases" has the meaning ascribed to it in the forepart of this Agreement.

                  "Representatives" with respect to any Person means such Person and its officers, employees, counsel, accountants, financial advisors, consultants and other representatives.

                  "SCBCA" has the meaning ascribed to it in Section 1.01.

                  "South Carolina Secretary of State" has the meaning ascribed to it in Section 1.03.

                  "Subscription Agreement" has the meaning ascribed to it in
Section 8.09.

                  "Subsidiary" with respect to an entity means any Person in which such entity, directly or indirectly through Subsidiaries or otherwise, beneficially owns fifty percent (50%) or more of either the equity interests in, or the voting control of, such Person.

                  "Surviving Corporation" has the meaning ascribed to it in
Section 1.01.

                  "Tax Code" means the Internal Revenue Code of 1986.

                  "Tax Returns" means all returns, reports and forms required to be filed with respect to Taxes.

                  "Taxes" means any and all taxes, fees, levies, duties, tariffs, import and other charges, imposed by any taxing authority, together with any related interest, penalties, or other additions to tax, or additional amounts imposed by any taxing authority, and without limiting the generality of the foregoing, shall include net income alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, franchise, profits, license, transfer, recording, escheat withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profit, environmental, custom duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever.

                  "Terminated HP Employee" has the meaning ascribed to it in
Section 9.02.

                  "Termination Date" has the meaning ascribed to it in Section 10.01.

                  "Termination Fee" has the meaning ascribed to it in Section 10.03.

                  "U.S. Trustee" means the acting United States Trustee appointed under section 591, title 28, United States Code to serve in the District of Delaware.

                  "Waccamaw" has the meaning ascribed to it in the forepart of this Agreement.

                  "Waccamaw Alternative Proposal" means any proposal for a merger or other business combination to which Waccamaw or any of its Subsidiaries is a party or the direct or indirect acquisition of any equity interest in, or a substantial portion of the assets of, Waccamaw or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

                  "Waccamaw Common Stock" has the meaning ascribed to it in
Section 2.01(a).

                  "Waccamaw Director Designees" has the meaning ascribed to it in Section 1.05.

                  "Waccamaw Disclosure Schedule" means the record delivered to Old HomePlace by Waccamaw and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Waccamaw pursuant to this Agreement.

                  "Waccamaw Leased Property" has the meaning ascribed to it in
Section 4.12.

                  "Waccamaw Leases" has the meaning ascribed to it in Section 4.12.

                  "Waccamaw Option Plan" has the meaning ascribed to it in
Section 2.01(c).

                  "Waccamaw Stock Option" has the meaning ascribed to it in
Section 9.05.

                  "Waccamaw Stockholder Approval" has the meaning ascribed to it in Section 7.08.

                  "WARN" has the meaning ascribed to it in Section 9.03.

                  (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrase "ordinary course of business" refers to the business of the Old HomePlace or its Subsidiaries or Waccamaw or its Subsidiaries, as the case may be.

Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. Any representation or warranty contained herein as to the enforceability of a Contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).


                                   ARTICLE XII
                                  MISCELLANEOUS

         12.01 Non-Survival of Representations, Warranties, Covenants and Agreements.

  The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger but shall terminate at the Effective Time, except for the agreements contained in Articles I, II, IX, X, and XII, which shall survive the Effective Time.

         12.02 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to either of the HomePlace Companies, to:

                  HomePlace Stores, Inc.
                  7887 Hub Parkway
                  Valley View, Ohio  44125
                  Facsimile No.:  216-328-0707
                  Attn:  Lawrence I. Pollock

                  with a copy to:

                  Milbank, Tweed, Hadley & McCloy LLP
                  One Chase Manhattan Plaza
                  New York, NY  10005
                  Facsimile No.:  212-530-5219
                  Attn:  Luc A. Despins, Esq.

                  and:

                  Jones, Day, Reavis & Pogue
                  901 Lakeside Avenue
                  Cleveland, Ohio  44114
                  Facsimile No.:  216-579-0212
                  Attn:  David G. Heiman, Esq.

                  If to Waccamaw, to:

                  Waccamaw Corporation
                  3200 Pottery Drive
                  Myrtle Beach, South Carolina  29577
                  Facsimile No.:  843-236-4599
                  Attn:  Gregory K. Johnson

                  with a copy to:

                  Parker, Poe, Adams & Bernstein
                  2500 Charlotte Plaza
                  201 South College Street
                  Charlotte, North Carolina  28244
                  Facsimile No.:  704-334-4706
                  Attn:  Fred C. Thompson, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         12.03 Entire Agreement. This Agreement, the Operative Agreements and the Plan supersede all prior discussions and agreements prior to the date hereof between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

         12.04 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses, incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby.

         12.05 Public Announcements. At all times at or before the Closing, the parties hereto will not issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld.

          12.06 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any

Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the Plan and the transactions contemplated hereby and thereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Waccamaw's use of documents and information concerning Old HomePlace and its Subsidiaries furnished by Old HomePlace hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of confidential documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

         12.07 Solicitation Materials. Notwithstanding any provisions contained in Section 12.07, following the entry of the Order approving the Disclosure Statement, if the Bankruptcy Court so authorizes Waccamaw in the Order approving the Disclosure Statement, Waccamaw may send with the Plan materials a solicitation letter seeking acceptance of the Plan by the creditors and other parties in interest, subject to the approval of the Debtors, which approval may not be unreasonably withheld.

         12.08 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         12.09 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         12.10 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person, except that Lawrence Pollock and the Creditors' Committee are intended to be third party beneficiaries solely for the purpose of claims they may have against the Surviving Corporation under Section 9.04 and 10.01(d), respectively.

          12.11 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law including, without limitation, Old HomePlace's assignment and transfer to New HomePlace pursuant to the Reincorporation Merger in which event, New HomePlace shall be "Old HomePlace" for purposes of this Agreement, and (b) that Waccamaw may assign any or all of its rights, interests and obligations hereunder to a wholly-owned Subsidiary, provided that any such Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment referred to in clause (b) shall relieve Waccamaw of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         12.12 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

          12.13 Retention of Bankruptcy Court Jurisdiction. Subject to the proviso of the immediately succeeding sentence, the Bankruptcy Court shall retain jurisdiction of the proceedings referred to in the Plan, including but not limited for purposes of determining any and all controversies and disputes arising under or in connection with, or for purposes of interpreting the provisions of, this Agreement. Without limiting the generality of the foregoing, such jurisdiction shall include any determination as to the fulfillment or non-fulfillment of any condition to consummation of the transactions contemplated hereby set forth in Articles VII and VIII and any such determination shall be final and binding on the parties and not subject to any appeal, the right to which is hereby waived by the parties; provided, however, that nothing contained herein shall limit the rights of the parties to appeal any determination of the Bankruptcy Court relating to the amount of any monetary damages, fees, costs and expenses awarded with respect to any such determination as aforesaid.

         12.14 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof

          12.15 Plan Termination, Etc. If, prior to the Plan Effective Date, the Plan is terminated in accordance with its terms or if the Confirmation Order is vacated or reversed by a final unappealable order of a court of competent jurisdiction, this Agreement shall become void, and there shall be no further liability on the part of any party hereto or their respective officers and directors to any other party hereunder; provided that this Section 12.15 shall not be deemed to prejudice the rights of the parties hereto with respect to the other party's payment obligations under Article X and this Article XII, and with respect to any material breach of the other party occurring prior to such termination.

          12.16 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         12.17 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.



                                         WACCAMAW CORPORATION




                                         By: /s/ Gregory K. Johnson
                                             -------------------------------
                                            Name: Gregory K. Johnson
                                            Title: President & CEO



                                         HOMEPLACE HOLDINGS, INC.




                                         By: /s/ Robert Hurwitz
                                             -------------------------------
                                            Name: Robert Hurwitz
                                            Title: Chairman



                                         HOMEPLACE OF AMERICA, INC.




                                         By: /s/ Robert Hurwitz
                                             -------------------------------
                                            Name: Robert Hurwitz
                                            Title: Chairman